   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 25, 1998


                                                   REGISTRATION NO. 333-40401-01
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                            POST-EFFECTIVE AMENDMENT

                              NO. 5 ON FORM S-3 TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                         EQUITY OFFICE PROPERTIES TRUST
      (Exact name of registrant as specified in its governing instrument)

             MARYLAND                               6798                              36-4151656
      (State of Organization)           (Primary Standard Industrial               (I.R.S. Employer
                                         Classification Code Number)            Identification Number)

                         ------------------------------

                     TWO NORTH RIVERSIDE PLAZA, SUITE 2200
                            CHICAGO, ILLINOIS 60606
                                 (312) 466-3300
         (Address and telephone number of principal executive offices)

                               STANLEY M. STEVENS
                              CHIEF LEGAL COUNSEL
                     TWO NORTH RIVERSIDE PLAZA, SUITE 2200
                            CHICAGO, ILLINOIS 60606
                                 (312) 466-3300
           (Name, address and telephone number of agent for service)
                         ------------------------------

                                   Copies to:

                             J. WARREN GORRELL, JR.
                                JAMES E. SHOWEN
                             HOGAN & HARTSON L.L.P.
                          555 THIRTEENTH STREET, N.W.
                          WASHINGTON, D.C. 20004-1109
                                 (202) 637-5600
                         ------------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------------

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

------------------------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                         ------------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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--------------------------------------------------------------------------------

                                8,205,059 SHARES

                         EQUITY OFFICE PROPERTIES TRUST
                      COMMON SHARES OF BENEFICIAL INTEREST
                           (PAR VALUE $.01 PER SHARE)

                            ------------------------

     This prospectus relates to the possible issuance by Equity Office Properties Trust (the "Company"), a Maryland real estate investment trust ("REIT"), of up to 8,205,059 common shares of beneficial interest, $.01 par value per share ("Common Shares"), if and to the extent that the Company elects to issue such 8,205,059 Common Shares (the "Redemption Shares") to holders of up to 8,205,059 Class A units of limited partnership interest ("Units") in EOP Operating Limited Partnership (the "Operating Partnership"), of which the Company is the managing general partner and owns approximately 89.7% of the Units, upon tender of such Units for redemption.

     The 8,205,059 Units that may be redeemed for Redemption Shares were issued in connection with consummation of the transactions contemplated by the Agreement and Plan of Merger dated as of September 15, 1997, as amended (the "Merger Agreement"), among the Company, the Operating Partnership, Beacon Properties Corporation, a Maryland corporation (together with its subsidiaries, "Beacon"), and Beacon Properties L.P., a Delaware limited partnership, of which Beacon was the sole general partner ("Beacon Partnership"). Pursuant to the Merger Agreement, on December 19, 1997, Beacon merged with and into the Company and Beacon Partnership merged with and into the Operating Partnership (the "Beacon Merger").

     The Company will acquire Units in the Operating Partnership in exchange for any Redemption Shares that the Company may issue to Unit holders. The Company has registered the issuance of the Redemption Shares to permit the holders thereof to sell such shares without restriction in the open market or otherwise, but the registration of the issuance of the shares does not necessarily mean that any of such shares will be offered or sold by the holders thereof.

     The Common Shares are listed on the New York Stock Exchange ("NYSE") under the symbol "EOP." In order to assist the Company in maintaining its qualification as a REIT for federal income tax purposes, ownership by any person of more than 9.9% in value or number (whichever is more restrictive) in value of the Common Shares is restricted in the Company's Articles of Amendment and Restatement of Declaration of Trust (the "Declaration of Trust"). See "Shares of Beneficial Interest -- Restrictions on Ownership and Transfer."

     SEE "RISK FACTORS" BEGINNING ON PAGE 6 FOR CERTAIN FACTORS RELEVANT TO AN INVESTMENT IN THE COMMON SHARES, INCLUDING SPECIAL CONSIDERATIONS APPLICABLE TO REDEEMING UNIT HOLDERS.
                            ------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE
ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

               The date of this Prospectus is September   , 1998.

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Special Note Regarding Forward-Looking
  Statements..........................    2
Available Information.................    2
Incorporation of Certain Documents by
  Reference...........................    2
Summary...............................    4
  The Company.........................    4
  Tax Status of the Company...........    4
  Securities to be Offered............    5
  Summary Risk Factors................    5
Risk Factors..........................    6
  Special Considerations Applicable to
     Redeeming Unit Holders...........    6
The Company...........................    7
Securities to be Offered..............    7
Shares of Beneficial Interest.........    7
  General.............................    7
  Common Shares.......................    8
  Preferred Shares Generally..........    8
  Outstanding Preferred Shares........    9
  Power to Issue Additional Common
     Shares and Preferred Shares......   10
  Restrictions on Ownership and
     Transfer.........................   10
  Transfer Agent, Registrar,
     Conversion Agent and Distribution
     Disbursing Agent.................   12
Certain Provisions of Maryland Law and
  the Company's Declaration of Trust
  and Bylaws..........................   13
  Classification and Removal of Board
     of Trustees; Other Provisions....   13
  Limitation of Liability and
     Indemnification..................   13
  Changes in Control Pursuant to
     Maryland Law.....................   15
  Amendments to the Declaration of
     Trust............................   15
  Advance Notice of Trustee
     Nominations and New Business.....   16
  Anti-takeover Effect of Certain
     Provisions of Maryland Law and of
     the Declaration of Trust and
     Bylaws...........................   16
  Maryland Asset Requirements.........   16
Partnership Agreement.................   17
  Management..........................   17
  Sales of Assets.....................   17
  Removal of the Managing General
     Partner; Transfer of the
     Company's Interests..............   17
  Reimbursement of the Company;
     Transactions with the Company and
     Its Affiliates...................   17

                                        PAGE
                                        ----
  Redemption of Units.................   18
  Restrictions on Transfer of Units by
     Limited Partners.................   18
  Issuance of Additional Units and/or
     Preference Units.................   18
  Capital Contributions...............   19
  Distributions; Allocations of Income
     and Loss.........................   19
  Exculpation and Indemnification of
     the Company......................   19
  Amendment of the Partnership
     Agreement........................   20
  Term................................   20
Redemption of Units...................   20
  Tax Consequences of Redemption......   21
  Comparison of Ownership of Units and
     Common Shares....................   22
Operating Partnership -- Company......   23
  Form of Organization and Assets
     Owned............................   23
  Length of Investment................   23
  Permitted Investments...............   23
  Additional Equity...................   24
  Borrowing Policies..................   24
  Other Investment Restrictions.......   25
  Management Control..................   25
  Fiduciary Duties....................   26
  Management Liability and
     Indemnification..................   26
  Anti-takeover Provisions............   27
  Voting Rights.......................   28
  Amendment of the Partnership
     Agreement or the Declaration of
     Trust............................   29
  Vote Required to Dissolve the
     Operating Partnership or the
     Company..........................   29
  Vote Required to Sell Assets........   30
  Vote Required to Merge..............   30
  Compensation, Fees and
     Distributions....................   30
  Liability of Investors..............   30
  Review of Investor Lists............   31
Units -- Shares of Beneficial
  Interest............................   31
  Nature of Investment................   31
  Potential Dilution of Rights........   31
  Liquidity...........................   32
  Taxation............................   32
Federal Income Tax Considerations.....   34
Plan of Distribution..................   34
Experts...............................   34
Legal Matters.........................   34
Glossary..............................   35

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Information contained in or incorporated by reference into this Prospectus and any accompanying Prospectus Supplement contains "forward-looking statements" within the meaning of Section 27A of the Securities Act. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act. These forward-looking statements relate to, without limitation, future economic performance, our plans and objectives for future operations and projections of revenue and other financial items, and can be identified by the use of forward-looking terminology such as "may," "will," "should," "expect," "anticipate," "estimate" or "continue" or the negative thereof or other variations thereon or comparable terminology. The cautionary statements incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 1997, as amended (the "Annual Report"), under the caption "Risk Factors" and other similar statements contained in this Prospectus or any accompanying Prospectus Supplement identify important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from those in such forward-looking statements.

                             AVAILABLE INFORMATION


     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, is required to file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the Public Reference Room of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of the reports, proxy statements and other information filed with the Commission by the Company can be obtained from the Public Reference Room of the Commission, Washington, D.C. 20549, upon payment of prescribed rates, or in certain cases by accessing the Commission's World Wide Web site at http://www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Common Shares are listed on the NYSE under the symbol "EOP," the Series A Preferred Shares are listed on the NYSE under the symbol "EOPpfA" and the Series B Preferred Shares are listed on the NYSE under the symbol "EOPpfB." Such reports, proxy statements and other information concerning the Company can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.


     The Company has filed with the Commission a post-effective amendment on Form S-3 to its registration statement on Form S-4 (the "Registration Statement"), of which this Prospectus is a part, under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding the Company and the securities, reference is hereby made to the Registration Statement and such exhibits and schedules which may be obtained from the Commission at its principal office in Washington, D.C. upon payment of the fees prescribed by the Commission. The Commission maintains a "web site" that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such site is "http://www.sec.gov."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The documents listed below have been filed by the Company under the Exchange Act with the Commission and are incorporated herein by reference:

     a. The Company's Annual Report on Form 10-K for the year ended December 31, 1997, as amended.

     b. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998.

     c. The Company's Current Report on Form 8-K/A, filed with the Commission on February 18, 1998 (amending the Company's Current Report on Form 8-K filed with the Commission on December 24, 1997), and the Company's Current Reports on Form 8-K filed with the Commission on June 30, 1998, July 10, 1998 and September 3, 1998.

     All documents filed by the Company pursuant to Sections 13(a), 13(c) 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of a particular offering of securities to which this Prospectus relates shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in the Prospectus (in the case of a statement in a previously filed document incorporated or deemed to be incorporated by reference herein), in any applicable Prospectus Supplement relating to a specific offering of securities, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any accompanying Prospectus Supplement. Subject to the foregoing, all information appearing in this Prospectus and any accompanying Prospectus Supplement is qualified in its entirety by the information appearing in the documents incorporated by reference.

     Copies of all documents which are incorporated herein by reference (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference in such information) will be provided without charge to each person, including any beneficial owner, to whom this Prospectus is delivered upon written or oral request. Requests should be directed to Equity Office Properties Trust, Two North Riverside Plaza, Suite 2200, Chicago, Illinois 60606, Attention: Diane Morefield (telephone number:
(312) 466-3300).

                                    SUMMARY

     The following summary is qualified in its entirety by the more detailed information included elsewhere in this Prospectus. As used herein, "Company" means Equity Office Properties Trust, a Maryland real estate investment trust, and one or more of its subsidiaries (including EOP Operating Limited Partnership, a Delaware limited partnership (the "Operating Partnership")), and the predecessors thereof or, as the context may require, Equity Office Properties Trust only or the Operating Partnership only. See "Glossary" for the meanings of other terms used herein. All references to the historical activities of the Company prior to July 11, 1997, refer to the activities of the Equity Office Predecessors.

THE COMPANY

     The Company, together with the Operating Partnership, was formed to continue and expand the national office property business organized by Samuel Zell, Chairman of the Board of Trustees of the Company. The Company, a self-administered and self-managed real estate investment trust ("REIT"), is the managing general partner of, and controls a majority of the limited partnership interests in, the Operating Partnership. The Company owns all of its assets and conducts substantially all of its business through the Operating Partnership and its subsidiaries.

     The Company's executive offices are located at Two North Riverside Plaza, Suite 2200, Chicago, Illinois 60606, and its telephone number is (312) 466-3300.

     The following diagram depicts in summary form the Company's structure:

                          COMPANY'S STRUCTURE DIAGRAM

TAX STATUS OF THE COMPANY

     The Company intends to elect to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with its taxable year ended December 31, 1997. Commencing with its formation on July 11, 1997, the Company believes that it has been organized and has operated in a manner so as to qualify for taxation as a REIT under the Code. The Company believes its organization and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT. To maintain REIT status, an entity must meet a number of organizational and operational requirements and is required each year to distribute at least 95% of its REIT taxable income (other than net capital gain). As a REIT, the Company generally is not subject to federal income tax on net income it distributes currently to its shareholders. If the Company fails to qualify as a REIT for any taxable year, it will be subject to federal income tax at regular corporate rates. Even though the Company expects to qualify for taxation as a REIT, the Company will be subject to certain federal, state and local taxes on its income and property.

SECURITIES TO BE OFFERED

     This Prospectus relates to the possible issuance by the Company of up to 8,205,059 Redemption Shares, if and to the extent that the Company elects to issue such Redemption Shares to the holders of up to 8,205,059 Units in the Operating Partnership, upon the tender of such Units for redemption. The Company will not receive any cash proceeds from the issuance of the Redemption Shares but will acquire Units in the Operating Partnership in exchange for any Redemption Shares that the Company may issue to a Unit holder.

     Pursuant to the Agreement of Limited Partnership of the Operating Partnership dated as of July 3, 1997, as amended (the "Partnership Agreement"), each Unit may be tendered by its holder to the Operating Partnership for redemption for cash equal to the fair market value of a Common Share at the time of the redemption. In addition, the Company, as managing general partner of the Operating Partnership, has the right to elect to acquire directly any Units tendered to the Operating Partnership for redemption, rather than causing the Operating Partnership to redeem such Units for cash. The Company currently anticipates that it generally will elect to acquire directly Units tendered for redemption and to issue Common Shares in exchange therefor rather than paying cash, although the determination whether to pay cash or issue Common Shares upon redemption of Units will be made by the Company at the time Units are tendered for redemption. With each redemption, the Company's interest in the Operating Partnership will increase.

SUMMARY RISK FACTORS

     See "Risk Factors" for certain factors relevant to an investment in the Common Shares, including special considerations applicable to redeeming Unit holders.

                                  RISK FACTORS

     An investment in the Company's Common Shares or the Units of limited partnership interest of the Operating Partnership, which are redeemable on a one-for-one basis for Common Shares or their cash equivalent, involves various risks. Prospective investors should carefully consider the following material risks in conjunction with the other information contained in this Prospectus and incorporated herein by reference, including, without limitation, the risks of an investment in the Company set forth under the caption "Item 1. Business -- Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, as amended, before making a determination to redeem Units.

SPECIAL CONSIDERATIONS APPLICABLE TO REDEEMING UNIT HOLDERS

     TAX CONSEQUENCES OF REDEMPTION OF UNITS. The exercise by a Unit holder of his or her Unit Redemption Right will be treated for tax purposes as a sale of the Units. Such a sale will be fully taxable to the redeeming Unit holder and such redeeming Unit holder will be treated as realizing for tax purposes an amount equal to the sum of the cash or the value of the Common Shares received in the exchange plus the amount of the Operating Partnership nonrecourse liabilities considered allocable to the redeemed Units at the time of the redemption. It is possible that the amount of gain recognized (or even the tax liability resulting from such gain) could exceed the amount of cash and the value of other property (e.g., Redemption Shares) received upon such disposition. See "Redemption of Units -- Tax Consequences of Redemption." In addition, as a result of fluctuations in the share price, the price the Unit holder receives for such Redemption Shares may not equal the value of his Units at the time of redemption.

     POTENTIAL CHANGE IN INVESTMENT UPON REDEMPTION OF UNITS. If a Unit holder exercises his or her Unit Redemption Right, such Unit holder may receive, at the Company's election, as managing general partner of the Operating Partnership, cash or Common Shares of the Company in exchange for the Units. If the Unit holder receives cash, the Unit holder will no longer have any interest in the Company and will not benefit from any subsequent increases in share price and will not receive any future distributions from the Company (unless the Unit holder currently owns or acquires in the future additional Common Shares or Units). If the Unit holder receives Common Shares, the Unit holder will become a shareholder of the Company rather than a holder of Units in the Operating Partnership. Although an investment in Common Shares is substantially equivalent to an investment in Units in the Operating Partnership, there are some differences between ownership of Units and ownership of Common Shares relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, investor rights and federal income taxation. These differences, some of which may be material to investors, are discussed in "Redemption of Units -- Comparison of Ownership of Units and Common Shares."

                                  THE COMPANY

GENERAL

     The Company, together with the Operating Partnership, was formed to continue and expand the national office property business organized by Samuel Zell, Chairman of the Board of Trustees of the Company. The Company, a self-administered and self-managed REIT, is the managing general partner of, and controls a majority of the limited partnership interests in, the Operating Partnership. The Company owns all of its assets and conducts substantially all of its business through the Operating Partnership and its subsidiaries.

     The principal executive offices of the Company are located at Two North Riverside Plaza, 22nd Floor, Chicago, Illinois 60606, and its telephone number is (312) 466-3300. The Company maintains regional offices in Los Angeles, Denver, Houston, Chicago, Atlanta and Washington, D.C.

                            SECURITIES TO BE OFFERED

     This Prospectus relates to the possible issuance by the Company of up to 8,205,059 Redemption Shares if, and to the extent that, the Company elects to issue such Redemption Shares to the holders of up to 8,205,059 Units in the Operating Partnership, upon the tender of such Units for redemption. The Company will not receive any cash proceeds from the issuance of the Redemption Shares but will acquire Units in the Operating Partnership in exchange for any Redemption Shares that the Company may issue to a Unit holder.

     Pursuant to the Partnership Agreement, each Unit may be tendered by its holder to the Operating Partnership for redemption for cash equal to the fair market value of a Common Share at the time of the redemption. In addition, the Company, as managing general partner of the Operating Partnership, has the right to elect to acquire directly any Units tendered to the Operating Partnership for redemption, rather than causing the Operating Partnership to redeem such Units for cash. The Company currently anticipates that it generally will elect to acquire directly Units tendered for redemption and to issue Common Shares in exchange therefor rather than paying cash, although the determination whether to pay cash or issue Common Shares upon redemption of Units will be made by the Company at the time Units are tendered for redemption. With each redemption, the Company's interest in the Operating Partnership will increase.

                         SHARES OF BENEFICIAL INTEREST

     The summary of the terms of the Company's shares of beneficial interest set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the Declaration of Trust, Articles Supplementary to the Declaration of Trust determining the terms of each series of Preferred Shares (the "Articles Supplementary"), and the Bylaws of the Company. Copies of the Declaration of Trust, the Articles Supplementary for the Series A Preferred Shares and the Series B Preferred Shares and the Bylaws have been included or incorporated by reference as exhibits to the Registration Statement of which this Prospectus is a part and may be obtained as described under "Available Information."

GENERAL

     The Declaration of Trust of the Company provides that the Company is authorized to issue 750 million Common Shares and 100 million Preferred Shares. As of June 30, 1998, 252,580,792 Common Shares and 14,000,000 Preferred Shares (consisting of 8,000,000 Series A Preferred Shares and 6,000,000 Series B Preferred Shares) were issued and outstanding.

     Under the Maryland REIT Law, a shareholder is not liable for obligations of the Company. The Declaration of Trust provides that no shareholder shall be liable for any debt or obligation of the Company by reason of being a shareholder nor shall any shareholder be subject to any personal liability in tort, contract or otherwise to any person in connection with the property or affairs of the Company by reason of being a shareholder. The Company's Bylaws further provide that the Company shall indemnify each present or former shareholder against any claim or liability to which the shareholder may become subject by reason of being or having been a shareholder and that the Company shall reimburse each shareholder for all reasonable expenses incurred by him in connection with any such claim or liability. However, with respect to tort claims, contractual claims where shareholder liability is not so negated, claims for taxes and certain statutory liability, the shareholders may, in some jurisdictions, be personally liable to the extent that such claims are not satisfied by the Company. Inasmuch as the Company carries public liability insurance which it considers adequate, any risk of personal liability to shareholders is limited to situations in which the Company's assets plus its insurance coverage would be insufficient to satisfy the claims against the Company and its shareholders.

COMMON SHARES

     All Common Shares outstanding are, and all Common Shares issuable upon conversion or redemption of the Series B Preferred Shares or Units, as the case may be, will be, duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other shares of beneficial interest and to the provisions of the Declaration of Trust regarding restrictions on transfers of shares of beneficial interest, holders of Common Shares are entitled to receive distributions if, as and when authorized and declared by the Board of Trustees out of assets legally available therefor and to share ratably in the assets of the Company legally available for distribution to its shareholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of the Company. The Company currently intends to continue to pay regular quarterly distributions.

     Subject to the provisions of the Declaration of Trust regarding restrictions on transfer of shares of beneficial interest, each outstanding Common Share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees, and except as provided with respect to any other class or series of shares of beneficial interest, the holders of Common Shares will possess the exclusive voting power. There is no cumulative voting in the election of trustees, which means that the holders of a majority of the outstanding Common Shares can elect all of the trustees then standing for election and the holders of the remaining shares of beneficial interest, if any, will not be able to elect any trustees.

     Holders of Common Shares have no preferences, conversion, sinking fund, redemption rights or preemptive rights to subscribe for any securities of the Company. Subject to the exchange provisions of the Declaration of Trust regarding restrictions on transfer, Common Shares have equal distribution, liquidation, voting and other rights.

     Pursuant to the Maryland REIT Law, a Maryland real estate investment trust generally cannot dissolve, amend its declaration of trust or merge, unless approved by the affirmative vote or written consent of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the trust's declaration of trust. The Declaration of Trust provides for an amendment to increase the number of authorized shares and provides that a merger transaction may be approved by majority vote. Under the Maryland REIT Law, a declaration of trust may permit the trustees by a two-thirds vote to amend the declaration of trust from time to time to qualify as a REIT under the Code or the Maryland REIT Law without the affirmative vote or written consent of the shareholders. The Declaration of Trust permits such action by the Board of Trustees.

PREFERRED SHARES GENERALLY

     The Declaration of Trust authorizes the Board of Trustees to issue 100 million Preferred Shares, to classify any unissued Preferred Shares and to reclassify any previously classified but unissued Preferred Shares of any series from time to time, in one or more series, as authorized by the Board of Trustees. Prior to issuance of Preferred Shares of each series, the Board of Trustees is required by the Maryland REIT Law and the Declaration of Trust to set, subject to the provisions of the Declaration of Trust regarding the restriction on transfer of shares of beneficial interest, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such series. Thus, the Board, without shareholder approval, could authorize the issuance of Preferred Shares with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control of the Company that might involve a premium price for holders of Preferred Shares or Common Shares or otherwise be in their best interest.

OUTSTANDING PREFERRED SHARES

     Series A Preferred Shares. The Series A Preferred Shares were issued in connection with the Beacon Merger. The Series A Preferred Shares rank senior to the Common Shares and on a parity with the Series B Preferred Shares with respect to payment of distributions and distributions of assets upon liquidation, dissolution or winding-up. Holders of the Series A Preferred Shares are entitled to receive, when and as authorized by the Company, cumulative cash distributions at the rate of 8.98% of the $25.00 liquidation preference per annum (equivalent to a fixed annual amount of $2.245 per share). Such distributions are cumulative and are payable quarterly in arrears on or before March 15, June 15, September 15 and December 15 of each year. The Series A Preferred Shares are not convertible or entitled to the benefit of any sinking fund. On and after June 15, 2002, the Company, at its option, may redeem the Series A Preferred Shares, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accumulated and unpaid distributions thereon to the date fixed for redemption. However, the redemption price (other than the portion thereof consisting of accrued and unpaid distributions) is payable solely out of the sale proceeds of other shares of beneficial interest of the Company. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the Series A Preferred Shares are entitled to a liquidation preference of $25 per share, plus accrued and unpaid distributions to the date of payment, before any distribution of assets is made to holders of Common Shares and any other class or series of shares of the Company ranking junior to the Series A Preferred Shares as to liquidation rights.

     Series B Preferred Shares. The Series B Preferred Shares rank senior to the Common Shares and on a parity with the Series A Preferred Shares with respect to the payment of distributions and amounts upon liquidation, dissolution or winding up. Distributions on the Series B Preferred Shares are cumulative and are payable quarterly on or about the fifteenth day of February, May, August and November of each year, at the rate of 5.25% of the $50.00 liquidation preference per annum (equivalent to $2.625 per annum per share), subject to increase if the Company fails to satisfy certain obligations to file a registration statement to register resales of the Series B Preferred Shares and the Common Shares issuable upon redemption or conversion of the Series B Preferred Shares and to file an application with the NYSE to list the Series B Preferred Shares and Common Shares issuable upon redemption or conversion of the Series B Preferred Shares on the NYSE, in each case on or before August 10, 1998. The Company has filed such resale registration statement and NYSE listing application. However, the redemption price (other than the portion thereof consisting of accrued and unpaid distributions) is payable solely out of the sale proceeds of other shares of beneficial interest of the Company. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the Series B Preferred Shares are entitled to a liquidation preference of $50.00 per share, plus accrued and unpaid distributions to the date of payment, before any distribution of assets is made to holders of Common Shares and any other class or series of shares of the Company ranking junior to the Series B Preferred Shares as to liquidation rights.

     The Series B Preferred Shares are convertible at any time, at the option of the holder, unless previously redeemed, into Common Shares at a conversion price of $35.70 per Common Share (equivalent to a conversion rate of 1.40056 Common Shares for each Series B Preferred Share) (the "Conversion Price"), subject to adjustment in certain circumstances. The Series B Preferred Shares are subject to mandatory redemption on February 15, 2008 at a price of $50.00 per Series B Preferred Share, plus accumulated and unpaid distributions to the redemption date. Except in certain circumstances relating to the preservation of the Company's status as a REIT for federal income tax purposes, the Series B Preferred Shares are not redeemable prior to February 15, 2003. On and after February 15, 2003, the Series B Preferred Shares will be redeemable by the Company, in whole or from time to time in part, at the option of the Company, for such number of Common Shares as are issuable at the Conversion Price (the "Share Redemption Rights"). The Company may exercise the Share Redemption Rights only if for 20 trading days within any period of 30 consecutive trading days, including the last day of such period, the closing price of the Common Shares on the NYSE exceeds $41.055 per share, subject to adjustments in certain circumstances. On and after February 15, 2003, the Series B Preferred Shares may be redeemable at the option of the Company for cash (the "Cash Redemption Right"), in whole or from time to time in part, initially at $51.1667 per Series B Preferred Share and thereafter at prices declining to $50.00 per Series B Preferred Share on and after February 15, 2007, plus in each case accumulated and unpaid distributions, if any, to the redemption date. The Company will not exercise its Cash Redemption Right unless the redemption price (other than the portion thereof consisting of accumulated and unpaid distributions) for the exercise of the Cash Redemption Right is paid solely out of the sale proceeds of other shares of beneficial interest of the Company, which may include other series of Preferred Shares, and from no other source.

POWER TO ISSUE ADDITIONAL COMMON SHARES AND PREFERRED SHARES

     The Company believes that the power of the Board of Trustees to issue additional authorized but unissued Common Shares or Preferred Shares and to classify or reclassify unissued Common Shares or Preferred Shares and thereafter to cause the Company to issue such classified or reclassified shares of beneficial interest will provide the Company with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as the Common Shares, will be available for issuance without further action by the Company's shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which the Company's securities may be listed or traded. Although the Board of Trustees has no intention at the present time of doing so, it could authorize the Company to issue a class or series that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for holders of Common Shares or otherwise be in their best interest.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

     For the Company to qualify as a REIT under the Code, no more than 50% in value of its outstanding shares of beneficial interest may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be treated as a REIT has been made) or during a proportionate part of a shorter taxable year. In addition, if the Company, or an owner of 10% or more of the Company, actually or constructively owns 10% or more of a tenant of the Company (or a tenant of any partnership in which the Company is a partner), the rent received by the Company (either directly or through any such partnership) from such tenant will not be qualifying income for purposes of the REIT gross income tests of the Code. A REIT's shares also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be treated as a REIT has been made).

     Because the Board of Trustees believes it is desirable for the Company to qualify as a REIT, the Declaration of Trust, subject to certain exceptions, provides that no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.9% in value of the Common Shares or of any series of the Preferred Shares. The ownership attribution rules under the Code are complex and may cause Common Shares or any series of Preferred Shares owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.9% of the Common Shares or any series of Preferred Shares (or the acquisition of an interest in an entity that owns, actually or constructively, Common Shares or any series of Preferred Shares) by an individual or entity, could, nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.9% of the outstanding Common Shares or such series of Preferred Shares, as the case may be, and thus subject such Common Shares or such series of Preferred Shares to the Ownership Limit. The Board of Trustees will grant an exemption from the Ownership Limit with respect to one or more persons who would not be treated as "individuals" for purposes of the Code if it is satisfied, based upon the advice of counsel or a ruling from the IRS, that such ownership will not cause a person who is an individual to be treated as owning Common Shares in excess of the Ownership Limit, applying the applicable constructive ownership rules, and will not otherwise jeopardize the Company's status as a REIT. As a condition of such waiver, the Board of Trustees may require undertakings or representations from the applicant with respect to preserving the REIT status of the Company. Under certain circumstances, the Board of Trustees may, in its sole and absolute discretion, grant an exemption for individuals to acquire Preferred Shares in excess of the

Ownership Limit, provided that certain conditions are met and any representations and undertakings that may be required by the Board of Trustees are made.

     The Declaration of Trust permits the Board of Trustees to increase the Ownership Limit with respect to any class or series of shares of beneficial interest of the Company; provided, however, that, after giving effect to such increase, five beneficial owners of Common Shares may not beneficially own in the aggregate more than 49.5% of the outstanding Common Shares. In connection with the Series B Preferred Offering, the Board of Trustees determined that the Ownership Limit with respect to the Series B Preferred Shares shall mean the greater of (i) 9.9% of the Series B Preferred Shares (in value or number, whichever is more restrictive) or (ii) such number of Series B Preferred Shares such that five Persons who are considered individuals pursuant to Section 542 of the Code, as modified by Section 856(h)(3) of the Code (taking into account all Excepted Holders (as defined in the Declaration of Trust), could not Beneficially Own (as defined in the Declaration of Trust), in the aggregate, more than 49.5% of the value of the outstanding shares of beneficial interest of the Company.

     The Declaration of Trust further prohibits (a) any person from actually or constructively owning shares of beneficial interest of the Company that would result in the Company being "closely held" under Section 856(h) of the Code or otherwise cause the Company to fail to qualify as a REIT and (b) any person from transferring shares of beneficial interest of the Company if such transfer would result in shares of beneficial interest of the Company being owned by fewer than 100 persons.

     Any person who acquires or attempts or intends to acquire actual or constructive ownership of shares of beneficial interest of the Company that will or may violate any of the foregoing restrictions on transferability and ownership is required to give notice immediately to the Company and provide the Company with such other information as the Company may request in order to determine the effect of such transfer on the Company's status as a REIT.

     If any purported transfer of shares of beneficial interest of the Company or any other event would otherwise result in any person violating the Ownership Limit or the other restrictions in the Declaration of Trust, then any such purported transfer will be void and of no force or effect with respect to the purported transferee (the "Prohibited Transferee") as to that number of shares that exceeds the Ownership Limit (referred to as "excess shares") and the Prohibited Transferee will acquire no right or interest (or, in the case of any event other than a purported transfer, the person or entity holding record title to any such shares in excess of the Ownership Limit (the "Prohibited Owner") will cease to own any right or interest) in such excess shares. Any such excess shares described above will be transferred automatically, by operation of law, to a trust, the beneficiary of which will be a qualified charitable organization selected by the Company (the "Beneficiary"). Such automatic transfer will be deemed to be effective as of the close of business on the Business Day (as defined in the Declaration of Trust) prior to the date of such violating transfer. Within 20 days of receiving notice from the Company of the transfer of shares to the trust, the trustee of the trust (who will be designated by the Company and be unaffiliated with the Company and any Prohibited Transferee or Prohibited Owner) will be required to sell such excess shares to a person or entity who could own such shares without violating the Ownership Limit, and distribute to the Prohibited Transferee an amount equal to the lesser of the price paid by the Prohibited Transferee for such excess shares or the sales proceeds received by the trust for such excess shares. In the case of any excess shares resulting from any event other than a transfer, or from a transfer for no consideration (such as a gift), the trustee will be required to sell such excess shares to a qualified person or entity and distribute to the Prohibited Owner an amount equal to the lesser of the fair market value of such excess shares as of the date of such event or the sales proceeds received by the trust for such excess shares. In either case, any proceeds in excess of the amount distributable to the Prohibited Transferee or Prohibited Owner, as applicable, will be distributed to the Beneficiary. Prior to a sale of any such excess shares by the trust, the trustee will be entitled to receive, in trust for the Beneficiary, all dividends and other distributions paid by the Company with respect to such excess shares, and also will be entitled to exercise all voting rights with respect to such excess shares. Subject to Maryland law, effective as of the date that such shares have been transferred to the trust, the trustee will have the authority (at the trustee's sole discretion and subject to applicable law) (i) to rescind as void any vote cast by a Prohibited Transferee prior to the discovery by the Company that such shares have been transferred to the trust and (ii) to recast such vote in accordance with the desires of the trustee acting for the benefit of the Beneficiary. However, if the Company has already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast such vote. Any dividend or other distribution paid to the Prohibited Transferee or Prohibited Owner (prior to the discovery by the Company that such shares had been automatically transferred to a trust as described above) will be required to be repaid to the trustee upon demand for distribution to the Beneficiary. If the transfer to the trust as described above is not automatically effective (for any reason) to prevent violation of the Ownership Limit, then the Declaration of Trust provides that the transfer of the excess shares will be void.

     In addition, shares of beneficial interest of the Company held in the trust shall be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a devise or gift, the market value at the time of such devise or gift) and (ii) the market value of such shares on the date of the Company, or its designee, accepts such offer. The Company shall have the right to accept such offer until the trustee has sold the shares of beneficial interest held in the Company. Upon such a sale to the Company, the interest of the Beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

     The foregoing restrictions on transferability and ownership will not apply if the Board of Trustees determines that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT.

     All certificates representing shares of beneficial interest shall bear a legend referring to the restrictions described above.

     All persons who own, directly or by virtue of the attribution provisions of the Code, more than 5% (or such other percentage between 1/2 of 1% and 5% as provided in the rules and regulations promulgated under the Code) of the lesser of the number or value of the outstanding shares of beneficial interest of the Company must give a written notice to the Company by January 31 of each year. In addition, each shareholder will, upon demand, be required to disclose to the Company in writing such information with respect to the direct, indirect and constructive ownership of shares of beneficial interest as the Board of Trustees deems reasonably necessary to comply with the provisions of the Code applicable to a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

     These ownership limitations could have the effect of delaying, deferring or preventing a takeover or other transaction in which holders of some, or a majority, of the Company's shares of beneficial interest might receive a premium for their shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest.

TRANSFER AGENT, REGISTRAR, CONVERSION AGENT AND DISTRIBUTION DISBURSING AGENT

     The transfer agent, registrar and distribution disbursing agent for the Common Shares is Boston EquiServe LLP, an affiliate of First National Bank of Boston.

              CERTAIN PROVISIONS OF MARYLAND LAW AND THE COMPANY'S
                        DECLARATION OF TRUST AND BYLAWS

     The following summary of certain provisions of Maryland law and of the Declaration of Trust and Bylaws of the Company does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and the Declaration of Trust and Bylaws of the Company, copies of which have been filed or incorporated by reference as exhibits to the Registration Statement of which this Prospectus is a part and may be obtained as described under "Available Information."

     The Declaration of Trust and Bylaws contain certain provisions that could make more difficult an acquisition or change in control of the Company by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to negotiate first with the Board of Trustees. The Company believes that the benefits of these provisions outweigh the potential disadvantages of discouraging such proposals because, among other things, negotiation of such proposals might result in an improvement of their terms. See also "Shares of Beneficial Interest -- Restrictions on Ownership and Transfer."

CLASSIFICATION AND REMOVAL OF BOARD OF TRUSTEES; OTHER PROVISIONS

     The Declaration of Trust provides for the Board of Trustees to be divided into three classes of trustees, with each class to consist as nearly as possible of an equal number of trustees. At each annual meeting of shareholders, the class of trustees to be elected at such meeting will be elected for a three-year term, and the trustees in the other two classes will continue in office. Because shareholders will have no right to cumulative voting for the election of trustees, at each annual meeting of shareholders the holders of a majority of the Common Shares will be able to elect all of the successors to the class of trustees whose term expires at that meeting.

     The Declaration of Trust also provides that, except for any trustees who may be elected by holders of a class or series of shares of beneficial interest other than the Common Shares, trustees may be removed only for cause and only by the affirmative vote of shareholders holding at least a majority of all the votes entitled to be cast for the election of trustees. Vacancies on the Board of Trustees may be filled by the affirmative vote of the remaining trustees and, in the case of a vacancy resulting from the removal of a trustee, by the shareholders by a majority of the votes entitled to be cast for the election of trustees. A vote of shareholders holding at least two-thirds of all the votes entitled to be cast thereon is required to amend, alter, change, repeal or adopt any provisions inconsistent with the foregoing classified board and trustee removal provisions. These provisions may make it more difficult and time-consuming to change majority control of the Board of Trustees of the Company and, thus, may reduce the vulnerability of the Company to an unsolicited proposal for the takeover of the Company or the removal of incumbent management.

     Because the Board of Trustees will have the power to establish the preferences and rights of additional series of shares of beneficial interest without a shareholder vote, the Board of Trustees may afford the holders of any series of senior shares of beneficial interest preferences, powers and rights, voting or otherwise, senior to the rights of holders of Common Shares. The issuance of any such senior shares of beneficial interest could have the effect of delaying, deferring or preventing a change in control of the Company.

LIMITATION OF LIABILITY AND INDEMNIFICATION

     The Maryland REIT Law permits a Maryland REIT to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from
(a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Declaration of Trust contains such a provision which eliminates such liability to the maximum extent permitted by the Maryland REIT Law.

     The Declaration of Trust authorizes the Company, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any present or former trustee or officer or (b) any individual who, while a trustee of the Company and at the request of the Company, serves or has served as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former trustee or officer of the Company. The Bylaws obligate the Company, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former trustee or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a trustee or officer of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity, against any claim or liability to which he may become subject by reason of such status. The Declaration of Trust and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company. The Bylaws require the Company to indemnify a trustee or officer (or any former trustee or officer) who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity against reasonable expenses incurred in connection with the proceeding.

     The Maryland REIT Law permits a Maryland REIT to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the Maryland General Corporation Law, as amended from time to time (the "MGCL"), for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. The foregoing limitations on indemnification are expressly set forth in the Bylaws. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless, in either case, a court orders indemnification and then only for expenses. Under the MGCL, as a condition to advancing expenses, as required by the Bylaws, the Company must first receive
(a) a written affirmation by the trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met. In addition, Mr. Thomas E. Dobrowski, a trustee of the Company, will be indemnified by General Motors Investment Management Corporation ("GMIMCO") and will be covered by an insurance policy maintained by General Motors Corporation ("GM"), of which GMIMCO is a subsidiary, in connection with serving on the Board.

     The Partnership Agreement also provides for indemnification of the Company and its officers and trustees to the same extent that indemnification is provided to officers and trustees of the Company in its Declaration of Trust, and limits the liability of the Company and its officers and trustees to the Operating Partnership and its respective partners to the same extent that the Declaration of Trust limits the liability of the officers and trustees of the Company to the Company and its shareholders.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

CHANGES IN CONTROL PURSUANT TO MARYLAND LAW

     Maryland Business Combination Law. Under the MGCL, as applicable to real estate investment trusts, certain "business combinations" (including certain issuances of equity securities) between a Maryland real estate investment trust and any Interested Shareholder (as defined in the MGCL) or an affiliate of the Interested Shareholder are prohibited for five years after the most recent date on which the Interested Shareholder becomes an Interested Shareholder. Thereafter, any such business combination must be recommended by the board of trustees of such trust and approved by two super-majority shareholder votes unless, among other conditions, the trust's common shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Shareholder for its common shares. As permitted by the MGCL, the Board of Trustees of the Company has opted out of the business combination provisions of the MGCL. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to a business combination involving the Company; however, the Company's Board of Trustees may repeal this opt-out and cause the Company to become subject to these provisions in the future.

     Maryland Control Share Acquisition Law. In addition, also under the MGCL, as applicable to real estate investments trusts, "control shares" acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror, by officers or by trustees who are employees of the trust. "Control shares" are voting shares which, if aggregated with all other such shares previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

     A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of trustees of the trust to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the trust may itself present the question at any shareholders meeting.

     If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the trust may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

     The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction or (b) to acquisitions approved or exempted by the declaration of trust or bylaws of the trust. As permitted by the MGCL, the Board of Trustees of the Company has opted out of the control share provisions of the MGCL, but may elect to adopt these provisions in the future.

AMENDMENTS TO THE DECLARATION OF TRUST

     The Declaration of Trust, including its provisions on classification of the Board of Trustees, restrictions on transferability of Common Shares and removal of trustees, may be amended only by the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter. However, amendments relating to changes in the number of authorized shares of beneficial interest of the Company must receive the approval of holders of not less than a majority of all votes entitled to be cast on the matter.

ADVANCE NOTICE OF TRUSTEE NOMINATIONS AND NEW BUSINESS

     The Bylaws provide that (i) with respect to an annual meeting of shareholders, nominations of persons for election to the Board of Trustees and the proposal of business to be considered by shareholders may be made only (A) pursuant to the Company's notice of the meeting, (B) by the Board of Trustees, or (C) by a shareholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws and (ii) with respect to special meetings of the shareholders, only the business specified in the Company's notice of meeting may be brought before the meeting of shareholders and nominations of persons for election to the Board of Trustees may be made only (A) pursuant to the Company's notice of the meeting, (B) by the Board of Trustees, or (C) provided that the Board of Trustees has determined that trustees shall be elected at such meeting, by a shareholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the Bylaws.

ANTI-TAKEOVER EFFECT OF CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE DECLARATION OF TRUST AND BYLAWS

     The business combination provisions and the control share acquisition provisions of the MGCL, in each case if they ever became applicable to the Company, the provisions of the Declaration of Trust on classification of the Board of Trustees and removal of trustees and the advance notice provisions of the Bylaws could delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for holders of Common Shares or otherwise be in their best interests. The Declaration of Trust, as in effect, provides that a merger, consolidation or sale of all or substantially all of the assets of the Company must be approved by the affirmative vote of not less than a majority of all votes entitled to be cast on the matter.

MARYLAND ASSET REQUIREMENTS

     To maintain its qualification as a Maryland real estate investment trust, the Maryland REIT Law requires that the Company hold, either directly or indirectly, at least 75% of the value of its assets in real estate assets, mortgages or mortgage related securities, government securities, cash and cash equivalent items, including high-grade short-term securities and receivables. The Maryland REIT Law also prohibits using or applying land for farming, agricultural, horticultural or similar purposes.

                             PARTNERSHIP AGREEMENT

     The following summary of the Partnership Agreement, including the descriptions of certain provisions thereof set forth elsewhere in this Prospectus, is qualified in its entirety by reference to the Partnership Agreement, a copy of which has been filed or incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part and may be obtained as described under "Available Information."

MANAGEMENT

     The Operating Partnership was formed on November 11, 1996, as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the "Partnership Act"). The Company is the managing general partner of the Operating Partnership and expects at all times to own a majority interest in the Operating Partnership. ZML Opportunity Partnership II is an additional general partner in the Operating Partnership, but the right and power to manage the Operating Partnership is vested exclusively in the Company, as managing general partner.

     The Company, as the managing general partner of the Operating Partnership, has the exclusive power and authority to conduct the business of the Operating Partnership, subject to the consent of the limited partners in certain limited circumstances. The limited partners have no right or authority to act for or to bind the Operating Partnership. No limited partner may take part in the conduct or control of the business or affairs of the Operating Partnership by virtue of being a holder of Units. In particular, the limited partners expressly acknowledge in the Partnership Agreement that the Company, as managing general partner, is acting on behalf of the Operating Partnership's limited partners and the Company's shareholders collectively, and is under no obligation to consider the tax consequences to limited partners when making decisions for the benefit of the Operating Partnership.

SALES OF ASSETS

     Under the Partnership Agreement, the Company, as managing general partner, has the exclusive authority to determine whether, when and on what terms the assets of the Operating Partnership (including the Properties) will be sold. A sale of all or substantially all of the assets of the Operating Partnership (or a merger of the Operating Partnership with another entity) generally requires an affirmative vote of the holders of a majority of the outstanding Units (including Units held directly or indirectly by the Company). The Company expects to own, directly or indirectly, a majority of the Units and thus to control the outcome of such a vote.

REMOVAL OF THE MANAGING GENERAL PARTNER; TRANSFER OF THE COMPANY'S INTERESTS

     The Partnership Agreement provides that the limited partners may not remove the Company as managing general partner of the Operating Partnership with or without cause (unless neither the general partner nor its parent entity is a "public company," in which case the general partner may be removed for cause). In addition, the Company may not transfer any of its interests as general or limited partner in the Operating Partnership, except in connection with a merger or sale of all or substantially all of the Company's assets (subject to certain conditions).

     Although the Company cannot transfer its partnership interests except in a transaction in which substantially all of the assets of the surviving entity consist of Units, the Partnership Agreement does not prevent a transaction in which another entity acquires control (or all of the outstanding Common Shares) of the Company and that other entity owns assets and conducts businesses outside of the Operating Partnership.

REIMBURSEMENT OF THE COMPANY; TRANSACTIONS WITH THE COMPANY AND ITS AFFILIATES

     The Company will not receive any compensation for its services as general partner of the Operating Partnership. The Company, however, as a partner in the Operating Partnership, has the same right to allocations and distributions as other partners of the Operating Partnership. In addition, the Operating Partnership will reimburse the Company for all expenses it incurs relating to its activities as general partner, its continued existence and qualification as a REIT and all other liabilities incurred by the Company in connection with the pursuit of its business and affairs (including expenses incurred by the Company in connection with the issuance of Common Shares or other securities of the Company). Except as expressly permitted by the Partnership Agreement, affiliates of the Company will not engage in any transactions with the Operating Partnership except on terms that are fair and reasonable and no less favorable to the Operating Partnership than would be obtained from an unaffiliated third-party.

REDEMPTION OF UNITS

     Subject to certain limitations in the Partnership Agreement, each holder of Units other than the Company and certain of its affiliates generally will have the right to require the redemption of its Units at any time or from time to time beginning on the first anniversary of the issuance of such Units to it (or on such date prior to the expiration of such one-year period as the Company, as managing general partner, designates with respect to any or all Units); provided, however, that certain Unit holders who received Units in the Consolidation will only have the right to require the redemption of their Units at any time commencing two years after the closing of the Company's initial public offering (the "Unit Redemption Right"). Unless the Company elects to assume and perform the Operating Partnership's obligation with respect to the Unit Redemption Right, as described below, the limited partner will receive cash from the Operating Partnership in an amount equal to the market value of the Units to be redeemed. The market value of a Unit for this purpose will be equal to the average of the closing trading price of a Common Share on the NYSE for the ten trading days before the day on which the redemption notice was given. In lieu of the Operating Partnership's acquiring the Units for cash, the Company will have the right to elect to acquire the Units directly from a limited partner exercising the Unit Redemption Right, in exchange for either cash or Common Shares, and, upon such acquisition, the Company will become the owner of such Units. Upon exercise of the Unit Redemption Right, the limited partner's right to receive distributions for the Units so redeemed or exchanged will cease. At least 1,000 Units (or all remaining Units owned by the limited partner if less than 1,000 Units) must be redeemed each time the Unit Redemption Right is exercised. No redemption or exchange can occur if delivery of Common Shares would be prohibited either under the provisions of the Declaration of Trust designed to protect the Company's qualification as a REIT or under applicable federal or state securities laws as long as the Common Shares are publicly traded. The Company will at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the issuance of Common Shares pursuant to the Unit Redemption Right, a sufficient number of Common Shares as shall from time to time be sufficient for the redemption of all outstanding Units not owned by the Company.

RESTRICTIONS ON TRANSFER OF UNITS BY LIMITED PARTNERS

     The Partnership Agreement imposes certain restrictions on the transfer of Units. The Partnership Agreement provides that no limited partner shall, without the prior written consent of the Company (which may be withheld in the sole discretion of the Company), sell, assign, distribute or otherwise transfer all or any part of his or its interest in the Operating Partnership except by operation of law, by gift (outright or in trust) or by sale, in each case to or for the benefit of his spouse or descendants, except for pledges or other collateral transfers effected by a limited partner to secure the repayment of a loan, the redemption of Units in accordance with the Partnership Agreement, and the distribution by certain Units holders to one or more of their constituent partners, shareholders, members or partners or beneficiaries thereof in compliance with applicable securities laws. See "Shares of Beneficial Interest -- Restrictions on Ownership and Transfer."

ISSUANCE OF ADDITIONAL UNITS AND/OR PREFERENCE UNITS

     The Company is authorized at any time, without the consent of the limited partners, to cause the Operating Partnership to issue additional Units to the Company, to the limited partners or to other persons for such consideration and on such terms and conditions as the Company deems appropriate. If Units are issued to the Company, then the Company must issue a corresponding number of Common Shares and must contribute to the Operating Partnership the proceeds, if any, received by the Company from such issuance. In addition, the Partnership Agreement provides that the Operating Partnership may also issue preferred units and other partnership interests of different classes and series (collectively, "Preference Units") having such rights, preferences and other privileges, variations and designations as may be determined by the Company. Any such Preference Units may have terms, provisions and rights which are preferential to the terms, provisions and rights of the Units. Preference Units, however, may be issued to the Company only in connection with an offering of securities of the Company having substantially similar rights and the contribution of the proceeds therefrom to the Operating Partnership. No limited partner has preemptive, preferential or similar rights with respect to capital contributions to the Operating Partnership or the issuance or sale of any partnership interests therein.

CAPITAL CONTRIBUTIONS

     No partner of the Operating Partnership will be required to make additional capital contributions to the Operating Partnership, except that the Company is generally required to contribute net proceeds of the sale of Common Shares (and other equity interests) of the Company to the Operating Partnership. No limited or general partner will be required to pay to the Operating Partnership any deficit or negative balance which may exist in its account, unless such limited or general partner agrees otherwise.

DISTRIBUTIONS; ALLOCATIONS OF INCOME AND LOSS

     The Partnership Agreement generally provides for the quarterly distribution of Available Cash (as defined below), as determined in the manner provided in the Partnership Agreement, to the partners of the Operating Partnership in proportion to their percentage interests in the Operating Partnership (which for any partner is determined by the number of Units it owns relative to the total number of Units outstanding). If any Preference Units are outstanding, distributions shall be paid to in accordance with the rights of each class of Preference Units (and, within each such class, pro rata in proportion to the respective percentage interest of each holder), with any remaining Available Cash distributed in accordance with the previous sentence. "Available Cash" is generally defined as net cash flow from operations plus any reduction in reserves and minus interest and principal payments on debt, capital expenditures, any additions to reserves and other adjustments. Neither the Company nor the limited partners are entitled to any preferential or disproportionate distributions of Available Cash with respect to the Units.

EXCULPATION AND INDEMNIFICATION OF THE COMPANY

     The Partnership Agreement generally provides that the Company and ZML Opportunity Partnership II, as general partners of the Operating Partnership, will incur no liability to the Operating Partnership or any limited partner for losses sustained, liabilities incurred, or benefits not derived as a result of errors in judgment or for any mistakes of fact or law or for anything which it (or they) may do or refrain from doing in connection with the business and affairs of the Operating Partnership if the Company or such other general partner carried out its duties in good faith. The Company's liability in any event is limited to its interest in the Operating Partnership. Without limiting the foregoing, the Company has no liability for the loss of any limited partner's capital. In addition, the Company is not responsible for any misconduct, negligent act or omission of any consultant, contractor, or agent of the Operating Partnership or of the Company and has no obligation other than to use good faith in the selection of all such contractors, consultants, and agents.

     The Partnership Agreement also requires the Operating Partnership to indemnify the Company, its other general partners, the trustees and officers of the Company, and such other persons as the Company may from time to time designate against any loss or damage, including reasonable legal fees and court costs incurred by such person by reason of anything it may do or refrain from doing for or on behalf of the Operating Partnership or in connection with its business or affairs unless it is established that: (i) the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnified person actually received an improper personal benefit in money, property, or services; or (iii) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful. Any such indemnification claims must be satisfied solely out of the assets of the Operating Partnership.

AMENDMENT OF THE PARTNERSHIP AGREEMENT

     Amendments to the Partnership Agreement may be proposed by the Company or by limited partners owning at least 25% of the then outstanding Units. Generally, the Partnership Agreement may be amended with the approval of the Company, as managing general partner, and limited partners (including the Company) holding a majority of the Units. Certain provisions regarding, among other things, the rights and duties of the Company as general partner (e.g., restrictions on the Company's power to conduct businesses other than owning Units) or the dissolution of the Operating Partnership, may not be amended without the approval of a majority of the Units not held by the Company. Certain amendments that would, among other things, (i) convert a limited partner's interest into a general partner's interest, (ii) modify the limited liability of a limited partner, (iii) alter the interest of a partner in profits or losses, or the rights to receive any distributions (except as permitted under the Partnership Agreement with respect to the admission of new partners or the issuance of additional Units), or (iv) alter the Unit Redemption Right, must be approved by the Company and each limited partner that would be adversely affected by such amendment.

TERM

     The Operating Partnership will be dissolved and its affairs wound up upon the earliest of (i) December 31, 2095; (ii) the withdrawal of the Company as general partner without the permitted transfer of the Company's interest to a successor general partner (except in certain limited circumstances); (iii) the sale of all or substantially all of the Operating Partnership's assets and properties; (iv) the entry of a decree of judicial dissolution of the Operating Partnership pursuant to the provisions of the Partnership Act; (v) the entry of a final non-appealable judgment ruling that the last remaining general partner is bankrupt or insolvent (except that, in either such case, in certain circumstances the limited partners (other than the Company) may vote to continue the Operating Partnership and substitute a new general partner in place of the Company); (vi) prior to January 1, 2046, with the consent of holders (including the Company) of 90% of the outstanding Units; or (vii) on or after January 1, 2046, on election by the Company, in its sole and absolute discretion.

                              REDEMPTION OF UNITS

     Subject to certain limitations described below, each limited partner other than the Company and certain of its affiliates has the Unit Redemption Right to require the redemption of its Units at any time or from time to time beginning on the first anniversary (or, in the case of certain investors specified in the Partnership Agreement, the second anniversary) of the issuance of such Units to it, or on or after such earlier date as the Company, as managing general partner, designates in its sole and absolute discretion. Pursuant to the Merger Agreement, the Unit Redemption Right for holders of Units issued in the Beacon Merger in exchange for units of limited partnership interest in Beacon Partnership commenced upon closing of the Beacon Merger. In addition, each limited partner may exercise its Unit Redemption Right, regardless of the length of time it has held its Units, during the period commencing on the date the Company, as managing general partner, has given the limited partners notice of its intention to make an extraordinary distribution of cash or property to its shareholders or effect a merger, a sale of all or substantially all of its assets or any other similar extraordinary transaction and ending on the record date to determine shareholders eligible to receive such distribution or to vote upon the approval of such merger, sale or other extraordinary transaction (or, if no such record date is applicable, at least twenty business days before the consummation of such merger, sale or other extraordinary transaction). A limited partner may exercise its Unit Redemption Right by giving written notice thereof to the Operating Partnership and the Company. The Units specified in such notice shall be redeemed on the tenth business date following the date on which the Company, as managing general partner, received the redemption notice or, in the case of the exercise of a Unit Redemption Right in connection with an extraordinary transaction, the date on which the Operating Partnership and the Company, as managing general partner, received the redemption notice.

     Unless the Company elects to assume and perform the Operating Partnership's obligation with respect to a Unit Redemption Right, as described below, a limited partner which exercises its Unit Redemption Right will receive cash from the Operating Partnership in an amount equal to the market value of the Units to be redeemed. The market value of a Unit for this purpose will be equal to the average of the closing trading price of one Common Share on the NYSE for the ten trading days before the day on which the redemption notice was given. In lieu of the Operating Partnership's acquiring the Units for cash, the Company has the right to elect to acquire on the redemption date the Units directly from a limited partner exercising the Unit Redemption Right, in exchange for cash in the amount specified above or by issuance of a number of Common Shares equal to the number of Units offered for redemption adjusted as specified in the Partnership Agreement to take into account prior share dividends or subdivision or combinations of Common Shares. Upon exercise of the Unit Redemption Right, the limited partner's right to receive distributions of the Units so redeemed or exchanged will cease. At least 1,000 Units (or all remaining Units owned by the limited partner if less than 1,000 units) must be redeemed each time the Unit Redemption Right is exercised. No redemption or exchange can occur if delivery of Common Shares therefor would be prohibited either under the provisions of the Company's Declaration of Trust designed to protect the Company's qualification as a REIT or under applicable federal or state securities laws, as long as the Common Shares are publicly traded, regardless of whether the Company, as managing general partner, would in fact assume and satisfy the Unit Redemption Right. The Company will at times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the issuance of Common Shares pursuant to the Unit Redemption Right, a sufficient number of Common Shares as shall from time to time be sufficient for the redemption of all outstanding Units not owned by the Company.

TAX CONSEQUENCES OF REDEMPTION

     The following discussion summarizes the material federal income tax considerations that may be relevant to a limited partner who exercises his or her Redemption Right.

     Tax Treatment of Redemption of Units. If the Company assumes and performs the redemption obligation, the Partnership Agreement provides that the redemption will be treated by the Company, the Operating Partnership and the redeeming Unit holder as a sale of Units by such Unit holder to the Company at the time of such redemption. In that event, such sale will be fully taxable to the redeeming Unit holder and such redeeming Unit holder will be treated as realizing for tax purposes an amount equal to the sum of the cash or the value of the Common Shares received in the exchange plus the amount of Operating Partnership liabilities allocable to the redeemed Units at the time of the redemption. The determination of the amount of gain or loss is discussed more fully below.

     If the Company does not elect to assume the obligation to redeem a Unit holder's Units, the Operating Partnership will redeem such Units for cash. If the Operating Partnership redeems Units for cash that the Company contributes to the Operating Partnership to effect such redemption, the redemption likely would be treated for tax purposes as a sale of such Units to the Company in a fully taxable transaction, although the matter is not free from doubt. In that event, the redeeming Unit holder would be treated as realizing an amount equal to the sum of the cash received in the exchange plus the amount of Operating Partnership nonrecourse liabilities allocable to the redeemed Units at the time of the redemption. The determination of the amount of gain or loss in the event of sale treatment is discussed more fully below.

     If, instead, the Operating Partnership chooses to redeem a Unit holder's Units for cash that is not contributed by the Company to effect the redemption, the tax consequences would be the same as described in the previous paragraph, except that if the Operating Partnership redeems less than all of a Unit holder's Units, the Unit holder would not be permitted to recognize any loss occurring on the transaction and would recognize taxable gain only to the extent that the cash, plus the share of Operating Partnership nonrecourse liabilities allocable to the redeemed Units, exceeded the Unit holder's adjusted basis in all of such Unit holder's Units immediately before the redemption.

     Tax Treatment of Disposition of Units by Unit Holder Generally. If a Unit is redeemed in a manner that is treated as a sale of the Unit, or a Unit holder otherwise disposes of a Unit, the determination of gain or loss from the sale or other disposition will be based on the difference between the amount considered realized for tax purposes and the tax basis in such Unit. See "-- Basis of Units" below. Upon the sale of a Unit, the "amount realized" will be measured by the sum of the cash and fair market value of other property received (e.g., Redemption Shares) plus the portion of the Operating Partnership's liabilities allocable to the Unit sold. To the extent that the amount exceeds the Unit holder's basis for the Unit disposed of, such Unit holder will recognize gain. It is possible that the amount of gain recognized or even the tax liability resulting from such gain could exceed the amount of cash and the value of any other property (e.g., Redemption Shares) received upon such disposition.

     Except as described below, any gain recognized upon a sale or other disposition of Units will be treated as gain attributable to the sale or exchange of a capital asset. To the extent, however, that the amount realized upon the sale of a Unit attributable to a Unit holder's share of "unrealized receivables" of the Operating Partnership (as defined in Section 751 of the Code) exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Unrealized receivables include, to the extent not previously included in Operating Partnership income, any rights to payment for services rendered or to be rendered. Unrealized receivables also include amounts that would be subject to recapture as ordinary income if the Operating Partnership had sold its assets at their fair market value at the time of the transfer of a Unit.

     The maximum rate of tax for individuals, trusts and estates on the net capital gain from the sale or exchange of a long-term capital asset (i.e., an asset held for more than 12 months) after January 1, 1998, is 20%. Net capital gain from the sale of a short-term capital asset is subject to tax at the applicable rate for ordinary income. The maximum rate for net capital gains attributable to the sale of depreciable real property held for more than 12 months is 25% to the extent of the prior deductions for "unrecaptured Section 1250 gain" (that is, depreciation deductions not otherwise recaptured as ordinary income under the existing depreciation recapture rules).

     The IRS has authority to issue regulations that could, among other things, apply these rates on a look-through basis in the case of "pass-through" entities such as the Operating Partnership. The IRS has not yet issued such regulations, and if it does not issue such regulations in the future, the rate of tax that would apply to the disposition of a Unit by an individual, trust or estate would be determined based upon the period of time over which such individual, trust or estate held such Unit, i.e., whether the Unit is a long-term capital asset or a short-term capital asset. No assurances, however, can be provided that the IRS will not issue regulations that would provide that the rate of tax that would apply to the disposition of a Unit by an individual, trust or estate would be determined based upon the nature of the assets of the Operating Partnership and the periods of time over which the Operating Partnership held such assets. Moreover, no assurances can be provided that such regulations would not be applied retroactively. If such regulations were to apply to the disposition of a Unit, any gain on such disposition likely would be treated partly as gain from the sale of a long-term capital asset and partly as gain from the sale of a short-term capital asset, and it also would be treated partly as gain from the sale of depreciable real property.

     Basis of Units. In general, a Unit holder who received Units in exchange for contributing an interest in a partnership had an initial tax basis in such Units ("Initial Basis") equal to his or her basis in the contributed partnership interest. A Unit holder's Initial Basis in his or her Units generally is increased by (a) such Unit holder's share of Operating Partnership taxable income and (b) increases in his or her share of the liabilities of the Operating Partnership (including any increase in his or her share of nonrecourse liabilities). Generally, such Unit holder's basis in his or her Units is decreased (but not below zero) by (i) his or her share of Operating Partnership distributions, (ii) decreases in his or her share of liabilities of the Operating Partnership, including nonrecourse liabilities, (iii) his or her share of losses of the Operating Partnership, and (iv) his or her share of nondeductible expenditures of the Operating Partnership that are not chargeable to capital accounts.

COMPARISON OF OWNERSHIP OF UNITS AND COMMON SHARES

     Generally, the nature of an investment in Common Shares of the Company is substantially equivalent economically to an investment in Units in the Operating Partnership. A holder of a Common Share receives the same distribution that a holder of a Unit receives and shareholders and Unit holders generally share in the risks and rewards of ownership in the enterprise being conducted by the Company (through the Operating Partnership). However, there are some differences between ownership of Units and ownership of Common Shares, some of which may be material to investors.

     The information below highlights a number of the material differences between the Operating Partnership and the Company relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, investor rights and federal income taxation, and compares certain legal rights associated with the ownership of Units and Common Shares, respectively. These comparisons are intended to assist holders of Units in understanding how their investment will be changed if their Units are redeemed for Common Shares. THIS DISCUSSION IS SUMMARY IN NATURE AND DOES NOT CONSTITUTE A COMPLETE DISCUSSION OF THESE MATTERS, AND HOLDERS OF UNITS SHOULD CAREFULLY REVIEW THE BALANCE OF THIS PROSPECTUS AND THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART FOR ADDITIONAL IMPORTANT INFORMATION ABOUT THE COMPANY.
--------------------------------------------------------------------------------
        OPERATING PARTNERSHIP                             COMPANY
--------------------------------------------------------------------------------

                            FORM OF ORGANIZATION AND ASSETS OWNED

The Operating Partnership is organized as a      The Company is a Maryland real estate
Delaware limited partnership. The Operating      investment trust. The Company intends to
Partnership owns interests (directly and         elect to be taxed as a REIT under the Code
through one or more subsidiaries) in the         and intends to continue to meet the
Properties and, through subsidiaries,            requirements for qualification as a REIT. The
conducts the Company's management business.      Company's only significant asset is its
See "The Company."                               interest in the Operating Partnership, which
                                                 gives the Company an indirect investment in
                                                 the Properties owned by the Operating
                                                 Partnership.

                                     LENGTH OF INVESTMENT

The Operating Partnership shall continue         The Company has a perpetual term and intends
until December 31, 2095, unless it is            to continue its operations for an indefinite
dissolved sooner.                                time period.

                                    PERMITTED INVESTMENTS

The Operating Partnership's purpose is to        Under its Declaration of Trust, the Company's
conduct any business that may be lawfully        purpose is to invest in and to acquire, hold,
conducted by a Limited Partnership organized     manage, administer, control and dispose of
pursuant to the Act, provided that such          property, including, without limitation or
business is to be conducted in a manner that     obligation, engaging in business as a real
permits the Company to be qualified as a REIT    estate investment trust under the Code. The
unless the Company ceases to qualify or is       Company has all the powers granted to real
not qualified as a REIT for any reason or        estate investment trusts by Title 8 of the
reasons not related to the business conducted    Corporations and Associations Article of the
by the Operating Partnership. The Operating      Annotated Code of Maryland and all other
Partnership is authorized to perform any and     powers set forth in the Declaration of Trust
all acts for the furtherance of the purposes     which are not inconsistent with law and are
and business of the Operating Partnership,       appropriate to promote and attain the
provided that the Operating Partnership may      purposes set forth in the Declaration of
not take, or refrain from taking, any action     Trust. However, under the Partnership
which, in the judgment of the managing           Agreement, the Company, as managing general
general partner (i) could adversely affect       partner, may not conduct any business other
the ability of the managing general partner      than in connection with the ownership,
to continue to qualify as a REIT, (ii) could     acquisition and disposition of interests in
subject the general partner to any additional    the Operating Partnership and the management
taxes under Section 857 or Section 4981 of       of the business of the Partnership and such
the Code, or (iii) could violate any law or      activities as are incidental thereto, and
regulation of any                                cannot own any assets

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        OPERATING PARTNERSHIP                             COMPANY
--------------------------------------------------------------------------------

governmental body or agency having               other than (i) such bank accounts or similar
jurisdiction over any general partner or its     instruments or accounts in its name as it
securities (unless such action, or inaction,     deems necessary to carry out its
is specifically consented to by the general      responsibilities and purposes as contemplated
partner).                                        under the Operating Partnership Agreement and
                                                 (ii) up to a 1% interest in any partnership
                                                 or limited liability company at least 99% of
                                                 the equity of which is owned, directly or
                                                 indirectly, by the Operating Partnership.

                                      ADDITIONAL EQUITY

The Operating Partnership is authorized to       The Board of Trustees may authorize the
issue Units and other partnership interests      issuance from time to time of shares of
in one or more classes, or in one or more        beneficial interest of any class or series,
series of any such classes, with such            or securities or rights convertible into
designations, preferences and relative           shares of beneficial interest of any class or
participating, optional or other special         series, for such consideration as the Board
rights, powers and duties, including rights,     of Trustees may deem advisable, subject to
powers and duties senior to limited              such restrictions or limitations, if any, as
partnership interests, as determined by the      may be set forth in the Declaration of Trust.
Company as its managing general partner in       The Board of Trustees, with the approval of
its sole discretion. The Operating               the shareholders of the Company by a majority
Partnership may issue Units and other            of the votes cast at a meeting of
partnership interests to the Company, as long    shareholders duly called and at which a
as such interests are issued in connection       quorum is present, may amend the Declaration
with a comparable issuance of Common Shares      of Trust from time to time to increase or
and proceeds raised in connection with the       decrease the aggregate number of shares of
issuance of such shares are contributed to       beneficial interest or the number of shares
the Operating Partnership.                       of beneficial interest of any class that the
                                                 Company has authority to issue.

                                      BORROWING POLICIES

The Operating Partnership has no restrictions    The Company is not restricted under its
on borrowings, and the Company as managing       Declaration of Trust from incurring
general partner has full power and authority     borrowings. However, under the Partnership
to borrow money on behalf of the Operating       Agreement, the Company, as managing general
Partnership. The Company has adopted a policy    partner, may not incur any debts except for
of incurring debt, either directly or through    debt the net proceeds of which it lends to
the Operating Partnership, only if upon such     the Operating Partnership, provided that the
incurrence the Company's Debt to Market          Company, as managing general partner, shall
Capitalization Ratio would be approximately      not be obligated to lend the net proceeds of
50% or less, but this policy may be altered      any such debt to the Operating Partnership in
at any time by the Board of Trustees.            a manner that would be inconsistent with the
                                                 Company's ability to remain qualified as a
                                                 REIT. Therefore, it is the Company's policy
                                                 that it will not incur indebtedness other
                                                 than short-term trade, employee compensation,
                                                 distributions payable or similar indebtedness
                                                 that will be paid in the ordinary course of
                                                 business, and that indebtedness shall instead
                                                 be incurred by the Operating Partnership to
                                                 the extent necessary to fund the business
                                                 activities conducted by the Operating
                                                 Partnership and its subsidiaries.

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        OPERATING PARTNERSHIP                             COMPANY
--------------------------------------------------------------------------------

                                OTHER INVESTMENT RESTRICTIONS

Other than restrictions precluding               Neither the Company's Declaration of Trust
investments by the Operating Partnership that    nor its Bylaws impose any restrictions upon
would adversely affect the qualification of      the types of investments that may be made by
the Company as a REIT and general                the Company. However, the Partnership
restrictions on transactions with affiliates,    Agreement provides that the general partners,
there are no restrictions upon the Operating     including the Company, may not, directly or
Partnership's authority to enter into certain    indirectly, cause the Operating Partnership,
transactions, including among others, making     without the written approval of each affected
investments, lending Operating Partnership       limited partner of the Operating Partnership
funds, or re-investing the Operating             or shareholder of the Company that is subject
Partnership's cash flow and net sale or          to the Communications Act of 1934, as
refinancing proceeds.                            amended, to invest in any property, otherwise
                                                 take any action, or engage in any
                                                 telecommunications business that would result
                                                 in such affected limited partner or
                                                 shareholder being in violation of law. The
                                                 Bylaws of the Company also contain certain
                                                 restrictions on transactions with affiliates.
                                                 To maintain its qualification as a Maryland
                                                 real estate investment trust, the Maryland
                                                 REIT Law requires that the Company hold,
                                                 either directly or indirectly, at least 75%
                                                 of the value of its assets in real estate
                                                 assets, mortgages or mortgage-related
                                                 securities, government securities, cash and
                                                 cash equivalent items, including high-grade
                                                 short-term securities and receivables. The
                                                 Maryland REIT Law also prohibits using or
                                                 applying land for farming, agricultural,
                                                 horticultural or similar purposes.

                                      MANAGEMENT CONTROL

All management powers over the business and      Subject to any express limitations contained
affairs of the Operating Partnership are         in the Declaration of Trust or the Bylaws,
exclusively vested in the Company, as            the business and affairs of the Company are
managing general partner of the Operating        managed under the direction of the Board of
Partnership, and no limited partner of the       Trustees and the Board of Trustees has full,
Operating Partnership has any right to           exclusive and absolute power, control and
participate in or exercise control or            authority over any and all property of the
management power over the business and           Company. The Board of Trustees is divided
affairs of the Operating Partnership. The        into three classes of trustees, with each
Company, as managing general partner, has        class to consist as nearly as possible of an
full power and authority to do all things it     equal number of trustees. The policies
deems necessary or desirable to conduct the      adopted by the Board of Trustees may be
business of the Operating Partnership,           altered or eliminated without a vote of the
subject to (i) the consent of certain of the     shareholders. Accordingly, except for their
limited partners in connection with actions      vote in the elections of trustees,
that adversely affect such limited partners,     shareholders will have no control over the
(ii) the consent of the holders of a majority    ordinary business policies of the Company. A
of partnership interests in connection with      trustee, other than a trustee elected by the
the sale, exchange, transfer or other            holders of a class or series of shares of
disposition of all assets of the Operating       beneficial interest other than Common Shares
Partnership through a merger consolidation or    may be removed only with cause by the
otherwise, and (iii) the consent of certain      affirmative vote of shareholders holding not
affected limited partners or shareholders of     less than a majority of all shares then
the Company in connection with an investment     outstanding and entitled to vote generally in
in a business subject to the Communications      the election of trustees.
Act of 1934,

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        OPERATING PARTNERSHIP                             COMPANY
--------------------------------------------------------------------------------

as amended. In particular, the Company, as managing general partner, is under no obligation to consider the tax consequences to limited partners when making decisions for the benefit of the Operating Partnership. The limited partners have no power to remove the general partners with or without cause
(unless neither the general partner nor its parent entity is a "public company," in which case the general partner may be removed for cause).

                                       FIDUCIARY DUTIES

Under Delaware law, each of the general          Under Maryland law, the trustees must perform
partners of the Operating Partnership is         their duties in good faith, in a manner that
accountable to the Operating Partnership as a    they reasonably believe to be in the best
fiduciary and, consequently, each is required    interests of the Company and with the care of
to exercise good faith and integrity in all      an ordinarily prudent person in a like
dealings with respect to partnership affairs.    position. Trustees of the Company who act in
However, under the Partnership Agreement, the    such a manner generally will not be liable to
limited partners expressly acknowledge that      the Company for monetary damages arising from
the Company, as managing general partner, is     their activities.
acting on behalf of the Operating
Partnership's limited partners and the
Company's shareholders collectively, and is
under no obligation to consider the tax
consequences to, or the separate interests
of, the limited partners in deciding whether
to cause the Operating Partnership to take
(or decline to take) any actions, and the
general partner is not liable for monetary
damages for losses sustained, liabilities
incurred, or benefits not derived by the
limited partners in connection with such
decisions, provided that the general partner
has acted in good faith.

                           MANAGEMENT LIABILITY AND INDEMNIFICATION

As a matter of Delaware law, the general         The Declaration of Trust authorizes the
partners have liability for the payment of       Company, to the maximum extent permitted by
the obligations and debts of the Operating       Maryland law, to obligate itself to indemnify
Partnership unless limitations upon such         and to pay or reimburse reasonable expenses
liability are stated in the document or          in advance of final disposition of a
instrument evidencing the obligation. The        proceeding to (a) any present or former
Partnership Agreement generally provides that    shareholder, trustee or officer or (b) any
the general partners of the Operating            individual who, while a trustee of the
Partnership will incur no liability to the       Company and at the request of the Company,
Operating Partnership or any limited partner     serves or has served as a director, officer,
for losses sustained, liabilities incurred,      partner, trustee, employee or agent of
or benefits not derived as a result of errors    another corporation, partnership, joint
in judgment or for any mistakes of fact or       venture, trust, employee benefit plan or any
law or for anything which it may do or           other enterprise from and against any claim
refrain from doing in connection with the        or liability to which such person may become
business and affairs of the Operating            subject or which such person may incur by
Partnership if the Company or such other         reason of his or her status as a present or
general partner carried out its duties in        former trustee, officer or shareholder of the
good faith. The Company's liability in any       Company. The Bylaws obligate the Company, to
event is limited to its                          the

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        OPERATING PARTNERSHIP                             COMPANY
--------------------------------------------------------------------------------

interest in the Operating Partnership. The       maximum extent permitted by Maryland law, to
Partnership Agreement requires the Operating     indemnify (a) any trustee, officer or
Partnership to indemnify the Company, its        shareholder or any former trustee, officer or
other general partners, the limited partners,    shareholder (including any individual who,
the trustees, and officers of the Company,       while a trustee, officer or shareholder and
such other persons as the Company may from       at the express request of the Company, serves
time to time designate to the fullest extent     or has served another corporation,
provided by Delaware law from and against any    partnership, joint venture, trust, employee
loss or damage, including legal fees and         benefit plan or any other enterprise as a
court costs incurred by such person by reason    director, officer, shareholder, partner or
of anything it may do or refrain from doing      trustee of such corporation, partnership,
for or on behalf of the Operating Partnership    joint venture, trust, employee benefit plan
or in connection with its business or affairs    or other enterprise) who has been successful,
unless it is established that (i) the act or     on the merits or otherwise, in the defense of
omission of the indemnified person was           a proceeding to which he was made a party by
material to the matter giving rise to the        reason of service in such capacity, against
proceeding and either was committed in bad       reasonable expenses, incurred by him in
faith or was the result of active and            connection with the proceeding or (b) any
deliberate dishonesty; (ii) such party           trustee or officer or any former trustee or
received an improper personal benefit; or        officer against any claim or liability to
(iii) in the case of any criminal proceeding,    which he may become subject by reason of such
such party had reasonable cause to believe       status.
the act was unlawful. The reasonable expenses
incurred by an indemnified person may be
reimbursed by the Operating Partnership in
advance of the final disposition of the
proceeding upon receipt by the Operating
Partnership of an affirmation by the
indemnified person of his, her or its good
faith belief that the standard of conduct
necessary for indemnification has been met
and an undertaking by such Indemnitee to
repay the amount if it is determined that
such standard was not met.

                                   ANTI-TAKEOVER PROVISIONS

Except in limited circumstances (see "--         The Declaration of Trust and Bylaws of the
Voting Rights"), the Company, as managing        Company and the Maryland General Corporation
general partner of the Operating Partnership,    Law contain a number of provisions that may
has exclusive management power over the          have the effect of delaying or discouraging
business and affairs of the Operating            an unsolicited proposal for the acquisition
Partnership. The general partners, including     of the Company or the removal of incumbent
the Company, may not be removed by the           management. These provisions include, among
limited partners with or without cause. The      others, (i) the staggered terms of the Board
Partnership Agreement provides that no           of Trustees; (ii) authorized shares of
limited partner shall, without the prior         beneficial interest that may be classified
written consent of the Company (which may be     and issued as a variety of equity securities
withheld in the sole discretion of the           in the discretion of the Board of Trustees,
Company), sell, assign, distribute or            including securities having superior voting
otherwise transfer all or any part of his or     rights to the Common Shares; (iii) a
its interest in the Operating Partnership        requirement that trustees may be removed only
except by operation of law, by gift (outright    for cause and only by a vote of at least 50%
or in trust) or by sale, in each case to or      of the outstanding Common Shares; and (iv)
for the benefit of his spouse or descendants,    provisions designed to avoid concentration of
except for pledges or other collateral           share ownership in a manner that would
transfers effected by a limited partner to       jeopardize the Company's status as a REIT
secure the repayment of a loan, the              under the Code. See "Shares of Beneficial
redemption of Units in accordance with           Interest." Under provisions

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        OPERATING PARTNERSHIP                             COMPANY
--------------------------------------------------------------------------------

the Partnership Agreement, the distribution      (which the Company has elected to opt out of,
of Units by certain Unit holders to any of       as described below) of the MGCL, as generally
their constituent partners, shareholders,        applicable to real estate investment trusts,
members or partners or beneficiaries thereof     certain "business combinations" (including
in compliance with the applicable securities     certain issuances of equity securities)
laws. The Company cannot transfer its            between a Maryland real estate investment
partnership interests except in a transaction    trust and an Interested Shareholder, or an
in which substantially all of the assets of      affiliate of the Interested Shareholder, are
the surviving entity consist of Units;           prohibited for five years after the most
however, the Partnership Agreement does not      recent date on which the Interested
prevent a transaction in which another entity    Shareholder becomes an Interested
acquires control (or all of the outstanding      Shareholder. Thereafter, any such business
Common Shares) of the Company and that other     combination must be approved by two
entity owns assets and conducts businesses       super-majority shareholder votes unless,
outside the Operating Partnership. See           among other conditions, the trust's common
"Partnership Agreement."                         shareholders receive a minimum price (as
                                                 defined in the MGCL) for their shares and the
                                                 consideration is received in cash or in the
                                                 same form as previously paid by the
                                                 Interested Shareholder for its common shares.
                                                 As permitted by the MGCL, the Company's Board
                                                 of Trustees has elected to opt out of the
                                                 business combination provisions of the MGCL.
                                                 Consequently, the five-year prohibition and
                                                 the super-majority vote requirements will not
                                                 apply to a business combination involving the
                                                 Company; however, the Company's Board of
                                                 Trustees may repeal (except with respect to a
                                                 shareholder who becomes an Interested
                                                 Shareholder as a result of Common Shares
                                                 received in the Merger) this election and
                                                 cause the Company to become subject to these
                                                 provisions in the future.

                                        VOTING RIGHTS

Under the Partnership Agreement, limited         The Company is managed and controlled by a
partners have voting rights only as to the       Board of Trustees consisting of three classes
dissolution of the Operating Partnership, the    having staggered terms of office. Each class
sale of all or substantially all of the          is elected by the shareholders at annual
assets of the Operating Partnership and          meetings of the Company. Holders of Common
amendments the Partnership Agreement. See "--    Shares are entitled to vote only on the
Amendment of the Partnership Agreement or the    following matters: (i) election and removal
Declaration of Trust." Otherwise, all            of trustees, (ii) amendment of the
decisions relating to the operation and          Declaration of Trust, (iii) termination of
management of the Operating Partnership are      the Company, (iv) merger or consolidation of
made by the Company, as managing general         the Company, or the sale or disposition of
partner. See "Partnership Agreement." As of      substantially all of the property of the
June 30, 1998, the Company owned                 Company (v) such other matters with respect
approximately 89.7% of the Units. As Units       to which the Board of Trustees has adopted a
are redeemed by partners, the Company's          resolution declaring that proposed action is
percentage ownership of the Units will           advisable and directing that the matter be
increase. If additional Units are issued to      submitted to the shareholders for approval or
third parties, the Company's percentage          ratification, (vi) such other matters as may
ownership of the Units will decrease.            be properly brought before a meeting by
                                                 shareholders pursuant to the Bylaws and (vii)
                                                 such other matters as required by applicable
                                                 law. Each holder of Common Shares is entitled
                                                 to

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        OPERATING PARTNERSHIP                             COMPANY
--------------------------------------------------------------------------------

                                                 one vote per share and to the same and
                                                 identical voting rights as other holders of
                                                 Common Shares. Holders of Common Shares do
                                                 not have cumulative voting rights. See
                                                 "Shares of Beneficial Interest."

              AMENDMENT OF THE PARTNERSHIP AGREEMENT OR THE DECLARATION OF TRUST
Amendments to the Partnership Agreement may      The Declaration of Trust may be amended only
be proposed by the Company or by limited         by the affirmative vote of the holders of (i)
partners owning at least 25% of the then         not less than a majority of all the votes
outstanding Units. Generally, the Partnership    entitled to be cast on the matter, if such
Agreement may be amended with the approval of    action is taken in connection with a
the Company, as managing general partner, and    transaction, approval of which requires by
limited partners (including the Company)         law the affirmative vote of shareholders and
holding a majority of the Units. Certain         pursuant to which the Company's business and
provisions regarding, among other things, the    assets will be combined with those of one or
rights and duties of the Company as managing     more entities (whether by merger, sale or
general partner (e.g., restrictions on the       other transfer of assets, consolidation or
Company's power to conduct businesses other      share exchange (a "Business Combination")) or
than owning Units) or the dissolution of the     (ii) not less than two-thirds of all of the
Operating Partnership, may not be amended        votes entitled to be cast on the matter, if
without the approval of a majority of the        such action is not taken in connection with a
Units not held by the Company. Certain           Business Combination. However, amendments
amendments that would, among other things,       relating to changes in the number of
(i) convert a limited partner's interest into    authorized Common Shares require the approval
a general partner's interest, (ii) modify the    of holders of a majority of all votes cast at
limited liability of a limited partner, (iii)    a meeting of shareholders at which a quorum
alter the interest of a partner in profits or    is present, and, in certain cases, the
losses, or the rights to receive any             approval of holders of two-thirds of the
distributions (except as permitted under the     Preferred Shares outstanding at the time. As
Partnership Agreement with respect to the        permitted under the Maryland REIT Law, the
admission of new partners or the issuance of     Declaration of Trust permits the trustees by
additional Units), or (iv) alter the Unit        a two-thirds vote to amend the Declaration of
Redemption Right, must be approved by the        Trust from time to time to qualify as a REIT
Company and each limited partner that would      under the Code or the Maryland REIT Law
be adversely affected by such amendment.         without the affirmative vote or written
                                                 consent of the shareholders. Also pursuant to
                                                 the Maryland REIT Law, the Declaration of
                                                 Trust authorizes the Board of Trustees to
                                                 increase or decrease the aggregate number of
                                                 Common Shares or the number of shares of any
                                                 class of beneficial interest but requires
                                                 that such action be approved by the
                                                 affirmative vote of a majority of all the
                                                 votes cast on the matter at a meeting of
                                                 shareholders at which a quorum is present,
                                                 and, in certain cases, be approved by holders
                                                 of two-thirds of the Preferred Shares
                                                 outstanding at the time.

              VOTE REQUIRED TO DISSOLVE THE OPERATING PARTNERSHIP OR THE COMPANY
Through December 31, 2046, an election to        Subject to the provisions of any class or
dissolve the Operating Partnership made by       series of shares of beneficial interest at
the Company, as managing general partner,        the time outstanding, the Company may be
requires the consent of limited partners         terminated and dissolved at any meeting of
(including the Company) who hold 90% or more     shareholders, by the affirmative vote of
of the outstanding Units. After December 31,     sixty-six and two-thirds percent (66 2/3%) of
2046, an election to dissolve the                all the votes entitled to be cast on the
                                                 matter.

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        OPERATING PARTNERSHIP                             COMPANY
--------------------------------------------------------------------------------

Operating Partnership may be made by the Company, as managing general partner, in its sole and absolute discretion, without the consent of the limited partners.

                                 VOTE REQUIRED TO SELL ASSETS

Under the Partnership Agreement, the Company,    Subject to the provisions of any class or
as managing general partner, has the             series of shares of beneficial interest at
exclusive authority to determine whether,        the time outstanding, the Company may sell,
when and on what terms the assets of the         lease, exchange or otherwise transfer all or
Operating Partnership will be sold. A sale of    substantially all of the property of the
all or substantially all of the assets of the    Company upon approval by the Board of
Operating Partnership (or a merger of the        Trustees and, after notice to all
Operating Partnership with another entity)       shareholders entitled to vote on the matter,
generally requires an affirmative vote of the    by the affirmative vote of not less than
holders of a majority of the outstanding         sixty-six and two-thirds (66 2/3%) of all the
Unites (including Units held directly or         votes entitled to be cast on the matter. No
indirectly by the Company). The Company          approval of the shareholders is required for
expects to own, directly or indirectly, a        the sale of less than all or substantially
majority of the Units and thus to control the    all of the Company's assets.
outcome of such a vote.

                                    VOTE REQUIRED TO MERGE

Under the Partnership Agreement, a merger of     Any Business Combination must be approved by
the Operating Partnership with another entity    the affirmative vote of holders of not less
generally requires an affirmative vote of the    than a majority of the Common Shares then
holders of a majority of the outstanding         outstanding and entitled to be cast on the
Units (including Units held directly or          matter and, in certain cases, by the
indirectly by the Company). The Company          affirmative vote of holders of not less than
expects to own, directly or indirectly, a        two-thirds of the Preferred Shares then
majority of the Units and thus to control the    outstanding.
outcome of such a vote.

                             COMPENSATION, FEES AND DISTRIBUTIONS

The Company will not receive any compensation    The trustees and officers of the Company
for its services as managing general partner     receive compensation for their services.
of the Operating Partnership. The Company,
however, as a partner in the Operating
Partnership, has the same right to
allocations and distributions as other
partners of the Operating Partnership. In
addition, the Operating Partnership will
reimburse the Company for all expenses it
incurs relating to its activities as a
general partner, its continued existence and
qualification as a REIT and all other
liabilities incurred by the Company in
connection with the pursuit of its business
and affairs (including expenses incurred in
connection with the issuance of Common Shares
or other securities of the Company).

                                    LIABILITY OF INVESTORS

No partner of the Operating Partnership will     Under Maryland law, shareholders are not
be required to make additional capital           personally liable for the debts or
contributions to                                 obligations of the Company.

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        OPERATING PARTNERSHIP                             COMPANY
--------------------------------------------------------------------------------

the Operating Partnership, except that the       All outstanding Common Shares are, and all
Company is generally required to contribute      Common Shares to be issued pursuant to the
net proceeds of the sale of Common Shares        Unit Redemption Right, upon issuance, will be
(and other equity interests) of the Company      fully paid and nonassessable.
to the Operating Partnership. No limited or
general partner will be required to pay to
the Operating Partnership any deficit or
negative balance which may exist in its
account unless such limited or general
partner agrees otherwise.

                                   REVIEW OF INVESTOR LISTS

Under the Partnership Agreement, limited         Under Maryland corporate law applicable to
partners, upon written demand with a             Maryland real estate investment trusts, a
statement of the purpose of such demand and      shareholder holding at least 5% of the
at the limited partner's expense, are            outstanding Common Shares of the Company may
entitled to obtain a current list of the name    upon written request inspect and copy during
and last known business, residence or mailing    usual business hours the list of the
address of each partner of the Operating         shareholders.
Partnership.

     THE FOLLOWING COMPARES CERTAIN OF THE INVESTMENT ATTRIBUTES AND LEGAL RIGHTS ASSOCIATED WITH THE OWNERSHIP OF UNITS AND SHARES OF BENEFICIAL INTEREST.

--------------------------------------------------------------------------------
                UNITS                          SHARES OF BENEFICIAL INTEREST
--------------------------------------------------------------------------------

                                     NATURE OF INVESTMENT

The Units constitute equity interests            Common Shares constitute equity interests in
entitling each limited partner to his pro        the Company. The Company is entitled to
rata share of cash distributions made to the     receive its pro rata share of distributions
limited partners of the Operating                made by the Operating Partnership with
Partnership.                                     respect to the Units, and each shareholder is
                                                 entitled to his pro rata share of any
                                                 dividends or distributions paid with respect
                                                 to the Common Shares. The dividends payable
                                                 to the shareholders are not fixed in amount
                                                 and are only paid if, when and as declared by
                                                 the Board of Trustees. In order to qualify as
                                                 a REIT, the Company must distribute at least
                                                 95% of its taxable income (excluding capital
                                                 gains), and any taxable income (including
                                                 capital gains) not distributed will be
                                                 subject to corporate income tax.

                                 POTENTIAL DILUTION OF RIGHTS

The Company, as managing general partner of      The Board of Trustees may issue, in its
the Operating Partnership, is authorized to      discretion, additional Common Shares and
cause the Operating Partnership from time to     Preferred Shares and has the authority to
time to issue to partners of the Operating       issue from the authorized shares of
Partnership (including the Company and its       beneficial interest a variety of other equity
affiliates) or other persons or entities,        securities of the Company with such powers,
Units or other partnership interests of the      preferences and rights as the Board of
Operating Partnership in one or more classes,    Trustees may designate at the time. The
or in                                            issuance of additional

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                UNITS                                     SHARES
--------------------------------------------------------------------------------

one or more series of any of such classes,       Common Shares, Preferred Shares or other
with such designations, preferences and          similar equity securities may result in the
relative, participating, optional or other       dilution of the interests of the
special rights, powers and duties (which may     shareholders.
be senior to those of the Units), as shall be
determined by the Company in its sole and
absolute discretion, provided that, no such
Units or other partnership interests shall be
issued to the Company, as managing general
partner, unless (i) such interests are issued
in connection with a comparable issuance of
shares of beneficial interest of the Company
and proceeds raised in connection with the
issuance of such shares are contributed to
the Operating Partnership or (ii) the
additional Units or other partnership
interests are issued to all partners of the
Operating Partnership in proportion to their
respective interest in the Operating
Partnership.

                                          LIQUIDITY

No limited partner shall, without the prior      The Common Shares are freely transferable,
written consent of the Company (which may be     subject to the Ownership Limit. The Common
withheld in the sole discretion of the           Shares are listed on the NYSE, and a public
Company), sell, assign, distribute or            market for the Common Shares exists. The
otherwise transfer all or any part of his or     breadth and strength of this secondary market
its interest in the Operating Partnership        will depend, among other things, upon the
except by operation of law, by gift (outright    number of shares outstanding and the number
or in trust) or by sale, in each case to or      of shares available for future sale, the
for the benefit of his spouse or descendants,    extent of institutional investor interest in
except for pledges or other collateral           the Company, the reputation of REIT's and
transfers effected by a limited partner to       office REIT's generally and the
secure the repayment of a loan, the              attractiveness of their equity securities in
redemption of Units in accordance with the       comparison to other equity securities
Partnership Agreement, the distribution of       (including securities issued by other real
Units by certain Unit holders to any of their    estate-based companies), the Company's
constituent partners, shareholders, members      financial performance, and general stock and
or partners or beneficiaries thereof in          bond market conditions.
compliance with the applicable securities
laws. Subject to certain conditions, each
limited partner has the right to elect to
have his Units redeemed by the Operating
Partnership. Upon redemption, such Limited
Partner will receive, at the election of the
managing general partner, either cash or
Common Shares in exchange for such Units.

                                           TAXATION

The Operating Partnership is not subject to      The Company intends to elect to be taxed as a
federal income taxes. Instead, each holder of    REIT. So long as it qualifies as a REIT, the
Units includes his allocable share of the        Company will be permitted to deduct
Operating Partnership's taxable income or        distributions paid to its shareholders, which
loss in determining his individual federal       effectively will reduce the "double taxation"
income tax liability. The maximum effective      that typically results when a corporation
federal tax rate for individuals under           earns income and distributes that income to
current law is 39.6%.                            its shareholders in the form of dividends.
                                                 The Company's noncontrolled subsidiaries,
                                                 however, do

--------------------------------------------------------------------------------
                UNITS                                     SHARES
--------------------------------------------------------------------------------

Income and loss from the Operating               not qualify as REITs and thus they are
Partnership generally are subject to the         subject to federal income tax on their net
"passive activity" limitations. Under the        income at normal corporate rates. The maximum
"passive activity" rules, income and loss        effective tax rate for corporations under
from the Operating Partnership that is           current law is 35%.
considered "passive income" generally can be
offset against income and loss from other        Distributions paid by the Company are treated
investments that constitute "passive             as "portfolio" income and cannot be offset
activities" (unless the Operating Partnership    with losses from "passive activities."
is considered a "publicly traded
partnership," in which case income and loss      Distributions made by the Company to its
from the Operating Partnership can be offset     taxable domestic shareholders out of current
only against other income and loss from the      or accumulated earnings and profits are taken
Operating Partnership).                          into account by them as ordinary income.
                                                 Distributions in excess of current or
Cash distributions from the Operating            accumulated earnings and profits that are not
Partnership are not taxable to a holder of       designated as capital gain dividends are
Units except to the extent they exceed such      treated as a non-taxable return of basis to
holder's basis in his interest in the            the extent of a shareholder's adjusted basis
Operating Partnership (which includes such       in its Common Shares, with the excess taxed
holder's allocable share of the Operating        as capital gain. Distributions that are
Partnership's debt).                             designated as capital gain dividends
                                                 generally are taxed as gains from the sale or
Each year, holders of Units will receive a       exchange of a capital asset held for more
Schedule K-1 tax form containing detailed tax    than one year (to the extent they do not
information for inclusion in preparing their     exceed the Company's actual net capital gain
federal income tax returns.                      for the taxable year). For the Company's
                                                 taxable years commencing on or after January
Holders of Units are required, in some cases,    1, 1998, the Company may elect to require its
to file state income tax returns and/or pay      shareholders to include the Company's
state income taxes in the states in which the    undistributed net capital gains in their
Operating Partnership owns property, even if     income. If the Company so elects,
they are not residents of those states.          shareholders would include their
                                                 proportionate share of such gains in their
                                                 income and be deemed to have paid their share
                                                 of the tax paid by the Company on such gains.
                                                 Each year, Shareholders will receive Form
                                                 1099 used by corporations to report dividends
                                                 paid to their shareholders.
                                                 Shareholders who are individuals generally
                                                 are not required to file state income tax
                                                 returns and/or pay state income taxes outside
                                                 of their state of residence with respect to
                                                 the Company's operations and distributions.
                                                 The Company may be required to pay state
                                                 income taxes in certain states.

                       FEDERAL INCOME TAX CONSIDERATIONS

     Recent Changes to Capital Gain Taxation. The Internal Revenue Service Restructuring and Reform Act of 1998, which was signed into law on July 22, 1998, reduced the required holding period for the application of the 20% and 25% capital gain tax rates for individuals, trusts and estates from more than 18 months to more than 12 months for sales of capital gain assets on or after January 1, 1998. It is expected that the IRS will issue clarifying guidance (most likely applying the same principles set forth in IRS Notice 97-64) regarding the application of the new holding period requirement to capital gain dividend designations by REITs.

                              PLAN OF DISTRIBUTION

     This Prospectus relates to the possible issuance by the Company of up to 8,205,059 Redemption Shares if, and to the extent that, the Company elects to issue such Redemption Shares to the holders of up to 8,205,059 Units, upon the tender of such Units for redemption. The Company has registered the issuance of the Redemption Shares to permit the holders thereof to sell such shares without restriction in the open market or otherwise, but registration of the issuance of such shares does not necessarily mean that any of such shares will be offered or sold by the holders thereof.

     The Company will acquire one Unit from an exchanging partner in exchange for each Redemption Share that the Company issues. Consequently, with each redemption, the Company's interest in the Operating Partnership will increase.

                                    EXPERTS

     The consolidated financial statements of Equity Office Properties Trust appearing in Equity Office Properties Trust's Annual Report (Form 10-K, as amended by Form 10-K/A) for the year ended December 31, 1997 and the statements of revenue and certain expenses for the Denver Post Tower, 301 Howard Street and 215 Fremont Street, the Mountain Properties, Milennium Plaza, Polk & Taylor, Colonnade I, Colonnade II and the Walker Building and Columbia Seafirst Center appearing in the Current Report of Equity Office Properties Trust on Form 8-K dated June 26, 1998; have all been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of Beacon Properties Corporation, appearing in the Current Report on Form 8-K/A of Equity Office Properties Trust filed with the Commission on February 18, 1998, have been audited by PricewaterhouseCoopers LLP, independent accountants, as set forth in their reports included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     The legality of the Common Shares will be passed upon for the Company by Hogan & Hartson L.L.P., Washington, D.C. Certain tax matters will be passed upon by Hogan & Hartson L.L.P., Washington, D.C., special tax counsel to the Company.

                                    GLOSSARY

     For purposes of this Prospectus, the following capitalized terms shall have the meanings set forth below:

     "Articles Supplementary" means Articles Supplementary to the Declaration of Trust determining the terms of the Preferred Shares.

     "Available Cash" means net cash flow from operations plus any reduction in reserves and minus interest and principal payment on debt, capital expenditures, any additions to reserves and other adjustments.

     "Beacon" means Beacon Properties Corporation, a Maryland corporation.

     "Beacon Merger" means the respective mergers of Beacon with and into the Company and Beacon Partnership with and into the Operating Partnership, each pursuant to the Merger Agreement.

     "Beacon Partnership" means Beacon Properties, L.P., a Delaware limited partnership.

     "Beneficiary" means a trust, the beneficiary of which will be a qualified charitable organization selected by the Company, to which excess shares of a Prohibited Owner will be transferred automatically, by operation of law.

     "Book-Tax Difference" means the difference between the fair market value of contributed property at the time of contribution and the adjusted tax basis of such property at any specific time.

     "Business Day" means any day, other than a Saturday or Sunday, on which banking institutions in New York, New York and Boston, Massachusetts are open for business.

     "Bylaws" means the bylaws adopted by the Board of Trustees of the Company, as amended from time to time.

     "Cash Redemption Right" means the right of the Company to redeem Series B Preferred Shares on and after February 15, 2003, in whole or from time to time in part, at the cash redemption prices applicable thereto.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commission" means the U.S. Securities and Exchange Commission.

     "Common Shares" means the common shares of beneficial interest, $0.01 par value per share, of the Company.

     "Company" means Equity Office Properties Trust, a Maryland real estate investment trust, and one or more of its subsidiaries (including the Operating Partnership), and the predecessors thereof, or as the context may require, Equity Office Properties Trust only or the Operating Partnership only. All references to the historical activities of the Company prior to July 11, 1997 refer to the activities of the Equity Office Predecessors.

     "Consolidation" means all of the transactions described in the Company's Registration Statement on Form S-4 (Reg. No. 333-40401), which the post-effective amendment on Form S-3 of which this Prospectus is a part amends, under the caption "Certain Relationships and Related Transactions -- Formation Transactions."

     "Conversion Price" means the initial conversion price of $35.70 per Common Share (equivalent to a conversion rate of 1.40056 Common Shares for each Series B Preferred Share), as may be adjusted under certain circumstances described under "Shares of Beneficial Interest -- Outstanding Preferred Shares -- Series B Preferred Shares."

     "Debt to Market Capitalization Ratio" means the total consolidated and unconsolidated debt of the Company as a percentage of the market value of outstanding Common Shares and Units plus total consolidated and unconsolidated debt, but excluding (i) all nonrecourse consolidated debt in excess of the Company's proportionate share of such debt and (ii) all nonrecourse unconsolidated debt of partnerships in which the Company is a partner in excess of the Company's proportionate share of such debt.

     "Declaration of Trust" means the Company's Articles of Amendment and Restatement of Declaration of Trust, as amended from time to time, and as filed with the State Department of Assessments and Taxation of Maryland.

     "Equity Office Predecessors" means, on a combined basis, the office properties and parking facilities and the management business that were combined into the Company pursuant to the Consolidation.

     "Event" means an amendment, alteration or repeal of the provisions of the Declaration of Trust or the Articles Supplementary for the Series B Preferred Shares, resulting from a merger or consolidation.

     "excess shares" means that number of shares that exceeds the Ownership
Limit.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "GAAP" means generally accepted accounting principles in the United States.

     "GM" means General Motors Corporation.

     "GMIMCO" means General Motors Investment Management Corporation, an investment advisor to several pension funds of GM.

     "Interested Shareholder" means any person who beneficially owns ten percent or more of the voting power of a trust's then outstanding shares or an affiliate of such trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting shares of beneficial interest of such trust.

     "IRS" means the United States Internal Revenue Service.

     "LIBOR" means the London Interbank Offering Rate.

     "Maryland REIT Law" means Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended from time to time.

     "Merger Agreement" means the Agreement and Plan of Merger dated September 15, 1997, as amended, among the Company, the Operating Partnership, Beacon and Beacon Partnership.

     "MGCL" means the Maryland General Corporation Law, as amended from time to time.

     "NYSE" means the New York Stock Exchange.

     "Operating Partnership" means EOP Operating Limited Partnership, a Delaware limited partnership, alone as an entity, or, as the context may require, the combined enterprise consisting of EOP Operating Limited Partnership and its subsidiaries.

     "Partnership Act" means the Delaware Revised Uniform Limited Partnership
Act.

     "Partnership Agreement" means the limited partnership agreement of the Operating Partnership.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, joint-stock company, trust, unincorporated organization, real estate investment trust, or government or any agency or political subdivision thereof.

     "Preference Units" means preferred units of partnership interest and partnership interests of different classes and series having such rights, preferences and other privileges, variations and designations as may be determined by the Company.

     "Preferred Shares" means any series of preferred shares of beneficial interest of the Company having such rights, preferences and other privileges, variations and designations as may be determined by the Company.

     "Prohibited Owner" means any person or entity holding record title to shares in excess of the Ownership Limit.

     "Prohibited Transferee" means the purported transferee of any purported transfer of shares of beneficial interest of the Company or any other event which would otherwise result in any person violating the Ownership Limit or the other restrictions in the Declaration of Trust.

     "Redemption Right" means a Limited Partner's right to require the redemption of units.

     "Redemption Shares" means the 8,205,059 Common Shares registered hereby and issuable by the Company upon redemption of Units.

     "REIT" means a real estate investment trust as defined under Sections 856 through 860 of the Code and applicable Treasury regulations.

     "Restricted Common Shares" means Common Shares issued in transactions not registered under the Securities Act.

     "Rule 144" means Rule 144A under the Securities Act.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Series A Preferred Shares" means the 8.98% Series A Cumulative Redeemable Preferred Shares, liquidation preference $25.00 per share, of the Company.

     "Series A Preferred Units" means the 8.98% Series A Cumulative Redeemable Preferred Units of partnership interest in the Operating Partnership.

     "Series B Preferred Shares" means the 5.25% Series B Convertible, Cumulative Redeemable Preferred Shares, liquidation preference of $50.00 per share.

     "Series B Preferred Units" means the 5.25% Convertible, Cumulative Series B Preferred Units of partnership interest in the Operating Partnership.

     "Series B Preferred Offering" means the private placement of the Series B Preferred Shares.

     "Share Redemption Right" means the right of the Company to redeem Series B Preferred Shares on and after February 15, 2003, in whole or in part, for such number of Common Shares as are issuable at the Conversion Price.

     "Unit Redemption Right" means the right of each holder of Units other than the Company and certain of its affiliates to require the redemption of its Units at any time or from time to time, subject to the terms and conditions set forth in the Partnership Agreement.

     "Units" means the common units of partnership interest in the Operating Partnership.

     "ZML Opportunity Partnership II" means Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership II.

             ------------------------------------------------------
             ------------------------------------------------------

     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE COMMON SHARES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                            ------------------------

                           SUMMARY TABLE OF CONTENTS

                                         PAGE
                                         ----
Special Note Regarding Forward-Looking
  Statements...........................    2
Available Information..................    2
Incorporation of Certain Documents by
  Reference............................    2
Summary................................    4
Risk Factors...........................    6
The Company............................    7
Securities to be Offered...............    7
Shares of Beneficial Interest..........    7
Certain Provisions of Maryland Law and
  the Company's Declaration of Trust
  and Bylaws...........................   13
Partnership Agreement..................   17
Redemption of Units....................   20
Operating Partnership -- Company.......   23
Units -- Shares of Beneficial
  Interest.............................   31
Federal Income Tax Considerations......   34
Plan of Distribution...................   34
Experts................................   34
Legal Matters..........................   34
Glossary...............................   35

             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------

                                8,205,059 SHARES

                                 EQUITY OFFICE
                                PROPERTIES TRUST

                                 COMMON SHARES
                             OF BENEFICIAL INTEREST
                           (PAR VALUE $.01 PER SHARE)
                            ------------------------

                                   PROSPECTUS
                            ------------------------
                               SEPTEMBER   , 1998

             ------------------------------------------------------
             ------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated fees and expenses payable by the Company in connection with the issuance and distribution of the securities being registered:


Printing and Duplicating Expenses.........................  $ 50,000
Legal Fees and Expenses...................................    50,000
Accounting Fees and Expenses..............................    50,000
Miscellaneous.............................................    50,000
                                                            --------
  Total...................................................  $200,000
                                                            ========


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended from time to time (the "Maryland REIT Law"), permits a Maryland REIT to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Company's declaration of trust, as amended from time to time, and as filed with the State Department of Assessments and Taxation of Maryland (the "Declaration of Trust"), contains such a provision which eliminates such liability to the maximum extent permitted by the Maryland REIT law.

     The Declaration of Trust authorizes the Company, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any present or former trustee or officer or (b) any individual who, while a trustee of the Company and at the request of the company, serves or has served as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former trustee or officer of the Company. The Bylaws obligate the Company, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former trustee or officer who is made party to the proceeding by reason of his service in that capacity or (b) any individual who, while a trustee or officer of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity, against any claim or liability to which he may become subject by reason of such status. The Declaration of Trust and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company. The Bylaws require the Company to indemnify a trustee or officer (or any former trustee or officer) who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity against reasonable expenses incurred in connection with the proceeding.

     The Maryland REIT Law permits a Maryland REIT to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the Maryland General Corporation Law, as amended from time to time (the "MGCL"), for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. The foregoing limitations on indemnification are expressly set forth in the Bylaws. However, under the MGCL, a Maryland corporation may not indemnify for any adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless, in either case, a court orders indemnification and then only for expenses. Under the MGCL, as a condition to advancing expenses, as required by the Bylaws, the Company must first receive (a) a written affirmation by the trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met. In addition, Mr. Dobrowski will be indemnified by General Motors Investment Management Corporation ("GMIMCO") and will be covered by an insurance policy maintained by General Motors Corporation, of which GMIMCO is a subsidiary, in connection with serving on the Board.

     The limited partnership agreement of the Operating Partnership (the "Partnership Agreement") also provides for indemnification of the Company and its officers and trustees to the same extent that indemnification is provided to officers and trustee of the Company in its Declaration of Trust, and limits the liability of the Company and its officers and trustees to the Operating Partnership and its respective partners to the same extent that the Declaration of Trust limits the liability of the officers and trustees of the Company to the Company and its shareholders.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16.  EXHIBITS


 3.1*    Articles of Amendment and Restatement of Declaration of
         Trust of the Company, as amended
 3.2**   Articles Supplementary of the Company, dated December 15,
         1997 and filed with the Maryland State Department of Assessments and Taxation on December 17, 1997
 3.3**   Articles Supplementary of the Company, dated February 18,
         1998 and filed with the Maryland State Department of Assessments and Taxation on February 19, 1998
 3.4 Bylaws of the Company (Incorporated herein by reference to Exhibit 3.2 to the Registration Statement of the Company and the Operating Partnership on Form S-4 (Commission File No.
         333-40401))
 5.1*** Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered
 8.1 Opinion of Hogan & Hartson L.L.P. regarding certain tax matters
10.1**   Agreement of Limited Partnership of the Operating
         Partnership, as amended
23.1     Consent of Hogan & Hartson L.L.P. (included as part of
         Exhibit 5.1)
23.2     Consent of Hogan & Hartson L.L.P. (included as part of
         Exhibit 8.1)
23.3     Consent of Ernst & Young LLP
23.4     Consent of PricewaterhouseCoopers LLP
24.1***  Power of Attorney (included in signature page)


-------------------------
  * Incorporated herein by reference to the same-numbered exhibit to the Company's Registration Statement on Form S-11 (Commission File No. 333-26629).

 ** Incorporated herein by reference to the same-numbered exhibit to the Company's Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 1997.

*** Previously filed.


ITEM 17. UNDERTAKINGS


(a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (i) and (ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to existing provisions or arrangements whereby the Registrant may indemnify a director, officer or controlling person of the Registrant against liabilities arising under the Securities Act of 1933, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois on this 25th day of September, 1998.


                                          EQUITY OFFICE PROPERTIES TRUST


                                                /s/ TIMOTHY H. CALLAHAN

                                          By:
                                          --------------------------------------

                                                    Timothy H. Callahan


                                               President and Chief Executive
                                                           Officer



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of the 25th day of September, 1998.



                  SIGNATURE                                                  TITLE
                  ---------                                                  -----
           /s/ TIMOTHY H. CALLAHAN                       President, Chief Executive Officer and Trustee
---------------------------------------------
             Timothy H. Callahan

                      *                                  Chief Financial Officer (principal financial
---------------------------------------------            officer and principal accounting officer)
             Richard D. Kincaid

                      *                                  Chairman of the Board and Trustee
---------------------------------------------
                 Samuel Zell

                      *                                  Trustee
---------------------------------------------
             Sheli Z. Rosenberg

                      *                                  Trustee
---------------------------------------------
             Thomas E. Dobrowski

                      *                                  Trustee
---------------------------------------------
            James D. Harper, Jr.

                      *                                  Trustee
---------------------------------------------
             Jerry M. Reinsdorf

                      *                                  Trustee
---------------------------------------------
             William M. Goodyear

                      *                                  Trustee
---------------------------------------------
               David K. McKown

                      *                                  Trustee
---------------------------------------------
               H. Jon Runstad

                  SIGNATURE                                                  TITLE
                  ---------                                                  -----
                      *                                  Trustee
---------------------------------------------
               Edwin N. Sidman

                                                         Trustee
---------------------------------------------
              D. J. A. de Bock

* Pursuant to Power of Attorney.


By:  /s/ TIMOTHY H. CALLAHAN


    ----------------------------

      Timothy H. Callahan

        Attorney-in-fact

                                 EXHIBIT INDEX


EXHIBIT NO.
-----------
     3.1*    Articles of Amendment and Restatement of Declaration of
             Trust of the Company, as amended
     3.2**   Articles Supplementary of the Company, dated December 15,
             1997 and filed with the Maryland State Department of
             Assessments and Taxation on December 17, 1997
     3.3**   Articles Supplementary of the Company, dated February 18,
             1998 and filed with the Maryland State Department of
             Assessments and Taxation on February 19, 1998
     3.4     Bylaws of the Company (Incorporated herein by reference to
             Exhibit 3.2 to the Registration Statement of the Company and
             the Operating Partnership on Form S-4 (Commission File No.
             333-40401))
     5.1***  Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered
     8.1     Opinion of Hogan & Hartson L.L.P. regarding certain tax
             matters
    10.1**   Agreement of Limited Partnership of the Operating
             Partnership, as amended
    23.1     Consent of Hogan & Hartson L.L.P. (included as part of
             Exhibit 5.1)
    23.2     Consent of Hogan & Hartson L.L.P. (included as part of
             Exhibit 8.1)
    23.3     Consent of Ernst & Young LLP
    23.4     Consent of PricewaterhouseCoopers LLP
    24.1***  Power of Attorney (included in signature page)


-------------------------
  * Incorporated herein by reference to the same-numbered exhibit to the Company's Registration Statement on Form S-11 (Commission File No. 333-26629).

 ** Incorporated herein by reference to the same-numbered exhibit to the Company's Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 1997.


*** Previously filed.